SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HealthSouth Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration State No.:

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(4)	Date Filed:

Annual Meeting of Stockholders – May 18, 2006

April 17, 2006

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2006 annual meeting of stockholders, to be held on Thursday, May 18, 2006, at 2:00 p.m., Central Time, at our headquarters at One HealthSouth Parkway, Birmingham, Alabama.

This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the various matters to be acted upon during the meeting and provides other information concerning HealthSouth Corporation of which you should be aware when you vote your shares. In addition, at the annual meeting there will be a brief report on the state of HealthSouth’s business and an opportunity for you to express your views on our operations.

The annual meeting of stockholders gives us an opportunity to review the actions we are taking to achieve our goals for HealthSouth. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. You may vote over the Internet, by telephone, by mailing your proxy card or in person at the annual meeting. We appreciate your ownership and continued interest in the affairs of HealthSouth, and I hope you will be able to join us on May 18th for our 2006 annual meeting of stockholders.

Sincerely,

Jon F. Hanson

Chairman of the Board of Directors

HEALTHSOUTH CORPORATION

ONE HEALTHSOUTH PARKWAY

BIRMINGHAM, ALABAMA 35243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2006 annual meeting of stockholders will be held at One HealthSouth Parkway, Birmingham, Alabama on May 18, 2006, beginning at 2:00 p.m., Central Time. The meeting is being held for the following purposes:

•	To elect nine directors to serve until our 2007 annual meeting of stockholders or until their successors shall have been duly elected and qualified; and

•	To act on any other matter that may properly come before the 2006 annual meeting of stockholders or any adjournment(s) or postponement(s) of the meeting.

All stockholders of record of HealthSouth at the close of business on April 7, 2006 are entitled to receive notice of and to vote at the annual meeting of stockholders or at any adjournment or postponement of the meeting. A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders for any purpose germane to the meeting, during regular business hours, for a period of ten days prior to the meeting, at the meeting place.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, USING THE ENCLOSED PREPAID ENVELOPE OR VOTE ON THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING DOES NOT OF ITSELF REVOKE YOUR PROXY.

Attendance at the annual meeting of stockholders is limited to stockholders. Registration will begin at 1:00 p.m. and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. Additional rules of conduct regarding the meeting will be provided at the meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

In accordance with notices previously sent to stockholders, HealthSouth is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by writing to ADP Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. If you own shares in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

By Order of the Board of Directors,

Gregory L. Doody
Secretary

Birmingham, Alabama

April 17, 2006

This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the 2006 annual meeting of our stockholders or at any adjournment(s) or postponement(s) of the annual meeting.

i

HEALTHSOUTH CORPORATION

PROXY STATEMENT

INTRODUCTION

The annual meeting of stockholders of HealthSouth Corporation, a Delaware corporation (“HealthSouth”) will be held on May 18, 2006, beginning at 2:00 p.m., Central Time, at our principal executive offices, located at One HealthSouth Parkway, Birmingham, Alabama 35243. We encourage all of our stockholders to vote at the annual meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the annual meeting.

THE ANNUAL MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by HealthSouth’s board of directors of proxies to be voted at our 2006 annual meeting and at any adjournment or postponement. At our annual meeting, stockholders will act upon the following proposals:

•	To elect nine directors to the board of directors to serve until our 2007 annual meeting of stockholders or until their successors are duly elected and qualified, and

•	To act on any other matter that may properly come before the 2006 annual meeting of stockholders.

In addition, our management will report on the actions we are taking to achieve our goals for HealthSouth and report on our financial performance. You will also have an opportunity to ask questions about our operations and financial condition.

These proxy solicitation materials are being sent to our stockholders on or about April 17, 2006.

What do I need to attend the meeting?

Attendance at the 2006 annual meeting of stockholders is limited to stockholders. Registration will begin at 1:00 p.m. and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. Additional rules of conduct regarding the meeting will be provided at the meeting.

Who is entitled to vote at the meeting?

The board of directors has determined that those stockholders who are recorded in our record books as owning shares of HealthSouth as of the close of business on April 7, 2006, are entitled to receive notice of and to vote at the annual meeting of stockholders. As of the record date, there were 398,229,960 shares of HealthSouth common stock issued and outstanding and 400,000 shares of 6.5% Series A Convertible Perpetual Preferred Stock issued and outstanding. Our 6.5% Series A Convertible Perpetual Preferred Stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion rate of 163.9344 shares of common stock per share of 6.5% Series A Convertible Perpetual Preferred Stock, or an aggregate of 65,573,770 shares of common stock. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock and our 6.50% Series A Convertible Perpetual Preferred Stock are our only classes of outstanding voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Each share of 6.50% Series A Convertible Perpetual Preferred Stock is entitled to one vote on each matter properly brought before the annual meeting voting together with the common stock. There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting.

SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee. The Internet and telephone voting procedures established for HealthSouth stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 17, 2006. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Internet” instructions on the proxy card. Please have your proxy card in hand when accessing the web site.

BY TELEPHONE—If you live in the United States, Puerto Rico or Canada, you may submit your proxy by following the “Telephone” instructions on the proxy card. Please have your proxy card in hand when you call.

BY MAIL—You may do this by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986.

If you cast your vote in any of the ways set forth above, your shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. We do not currently anticipate that any other matters will be presented for action at the annual meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the annual meeting by:

•	filing with our Secretary at One HealthSouth Parkway, Birmingham, Alabama 35243 a signed, original written notice of revocation dated later than the proxy you submitted,

•	submitting a duly executed proxy bearing a later date,

•	voting by telephone or Internet on a later date, or

•	attending the annual meeting and voting in person.

In order to revoke your proxy, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means. If you grant a proxy, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the annual meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the annual meeting to revoke your proxy.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

What is “householding” and how does it affect me?

In accordance with notices previously sent to stockholders, HealthSouth is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Under this procedure, stockholders of record who have the same address and last name receive only one copy of proxy materials. Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by writing to ADP Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. If you own shares in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

Is there a list of stockholders entitled to vote at the meeting?

A complete list of stockholders entitled to vote at the meeting will be open for examination by HealthSouth stockholders for any purpose germane to the meeting, during regular business hours, for a period of ten days prior to the meeting, at the meeting place.

What constitutes a quorum to transact business at the meeting?

Before any business may be transacted at the annual meeting, a quorum must be present. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of HealthSouth capital stock outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 398,229,960 shares of our common stock and 400,000 shares of our 6.5% Series A Convertible Perpetual Preferred Stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of a quorum.

What is the recommendation of the board of directors?

Our board of directors recommends a vote “FOR” the election of each of our nine nominees to the board of directors.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

Election of directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter which includes any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” will occur at the annual meeting if your shares are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting. You should consult your broker if you have questions about this.

The affirmative vote of at least a majority of our issued and outstanding shares present, in person or by proxy, and entitled to vote at the annual meeting will be required to approve any stockholder proposal validly presented at a meeting of stockholders. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares of common stock and 6.5% Series A Convertible Perpetual Preferred Stock are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

Who will count the votes?

A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To assist us in soliciting proxies, we have retained Innisfree M&A Incorporated, a proxy soliciting firm, and we have agreed to pay Innisfree M&A Incorporated a fee of $15,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of HealthSouth stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge from our company website at www.healthsouth.com under the heading “About HealthSouth/Investor Relations.” Our Annual Report on Form 10-K is also available in print to stockholders without charge and upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

May I propose actions for consideration at next year’s annual meeting of stockholders?

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2007 annual meeting of stockholders must be received by us no later than the close of business on December 15, 2006 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for inclusion in the 2007 proxy statement and proxy. You may also submit a proposal without having it included in our proxy statement and form of proxy, but we need not submit such a proposal for consideration at the annual meeting if it is considered untimely. Under the applicable rules of the Securities and Exchange Commission, a proposal will be considered untimely unless you have given us notice of your intent to submit it for consideration no later than the close of business on March 5, 2007. Any proposals should be sent to:

HEALTHSOUTH CORPORATION ONE HEALTHSOUTH PARKWAY BIRMINGHAM, ALABAMA 35243 ATTENTION: SECRETARY

Who should I contact if I have questions?

If you have any questions, need additional copies of the proxy materials, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free:

888-750-5834

Banks and Brokers Call Collect:

212-750-5833

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our board of directors currently has ten members. Our board of directors proposes that each of the nine nominees listed below be elected at the annual meeting as members of our board of directors, to serve until the annual meeting of our stockholders in 2007 or until such nominee’s successor is duly elected and qualified. Steven R. Berrard, who currently serves on our board of directors, has determined not to stand for re-election. A plurality of votes cast in person or represented by proxy and entitled to vote at the annual meeting is required for the election of each nominee at the annual meeting. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our board of directors. THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE NINE NOMINEES LISTED BELOW.

Nominees for Director

Information relating to each of the nominees proposed by our board of directors for election as one of our directors is set out below. We have no reason to believe that any of the following nominees will be unable to serve.

Name	Age	Position	Date Became Director

Edward A. Blechschmidt*	53	Director; Member of Audit Committee (Chairman)	1/31/2004

Donald L. Correll*	55	Director; Member of Audit Committee and Finance Committee	6/29/2005

Yvonne M. Curl*	51	Director; Member of Compensation Committee, Compliance/Quality of Care Committee, and Settlement Committee (ad hoc)	11/18/2004

Charles M. Elson*	46	Director; Member of Nominating/Corporate Governance Committee (Chairman), and Settlement Committee (ad hoc)	9/9/2004

Jay Grinney	55	Director; President and Chief Executive Officer	5/10/2004

Jon F. Hanson*	69	Director; Chairman of the Board of Directors; Member of Finance Committee and Nominating/Corporate Governance Committee	9/17/2002

Leo I. Higdon, Jr.*	59	Director; Member of Compensation Committee (Chairman), Finance Committee, and Settlement Committee (ad hoc) (Chairman)	8/17/2004

John E. Maupin, Jr.*	59	Director; Member of Compliance/Quality of Care Committee (Chairman) and Nominating/Corporate Governance Committee	8/17/2004

L. Edward Shaw, Jr.*	61	Director; Member of Compensation Committee, Compliance/Quality of Care Committee, and Settlement Committee (ad hoc)	6/29/2005

*	Denotes independent director.

There are no arrangements or understandings known to us between any of the nominees listed above and any other person pursuant to which a director was or is to be selected as a director or nominee, other than any arrangements or understandings with directors or officers of HealthSouth acting solely in their capacities as such.

Edward A. Blechschmidt

Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from March 2000 to June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as Chief Executive Officer and a director of Olsten Corporation. He served as President of Olsten Corporation from October 1998 to March 1999. He also served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its Chief Financial Officer. Mr. Blechschmidt serves as a director of Option Care, Inc., Lionbridge Technologies, Inc., and Columbia Laboratories, Inc.

Donald L. Correll—President and Chief Executive Officer, American Water

Effective April 17, Mr. Correll began serving as President and Chief Executive Officer of American Water, the largest and most geographically diversified provider of water services in North America. Between

August 2003 and April 2006, Mr. Correll served as President and Chief Executive Officer of Pennichuck Corporation, a publicly traded holding company who, through its subsidiaries, provides public water supply services, certain water related services, and certain real estate activities, including property development and management. From 1991 to 2001, Mr. Correll served as Chairman, President and Chief Executive Officer of United Water Resources, a water and wastewater utility company. Prior to 1991, Mr. Correll spent nearly 15 years with United Water, including serving as its Chief Financial Officer. From 2001 to 2003, Mr. Correll served as an independent advisor to water service and investment firms on issues relating to marketing, acquisitions and investments in the water services sector. Mr. Correll also serves as a director of Interchange Financial Services Corporation, a Commissioner of the New Jersey Water Supply Authority, and a member of the USEPA Environmental Financial Advisory Board.

Yvonne M. Curl

Ms. Curl is a former Vice President and Chief Marketing Officer of Avaya, Inc., which position she held from October 2000 through April 2004. From 1976 to 2000, Ms. Curl served in a number of middle and senior management positions at Xerox Corporation. Ms. Curl currently serves as a director of Nationwide Mutual Insurance Company and Charming Shoppes, Inc.

Charles M. Elson—Director, John L. Weinberg Center for Corporate Governance, University of Delaware

Mr. Elson holds the Edgar S. Woolard, Jr., Chair in Corporate Governance and is the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. Mr. Elson has served on the National Association of Corporate Directors’ Commissions on Director Compensation, Executive Compensation and the Role of the Compensation Committee, Director Professionalism, CEO Succession, Audit Committees, Strategic Planning, and Director Evaluation, was a member of its Best Practices Council on Coping with Fraud and Other Illegal Activity, and presently serves on that organization’s Advisory Council. In addition, Mr. Elson serves as Vice Chairman of the American Bar Association’s Committee on Corporate Governance and is a member of the American Bar Association’s Committee on Corporate Laws. Mr. Elson serves as a director of Alderwoods Group, Inc. and AutoZone, Inc.

Jay Grinney—President and Chief Executive Officer, HealthSouth Corporation

Mr. Grinney was named our President and Chief Executive Officer on May 10, 2004. From June 1990 to May 2004, Mr. Grinney served in a number of middle and senior management positions with HCA or its predecessor companies, in particular, serving as President of HCA’s Eastern Group from May 1996 to May 2004, President of the Greater Houston Division from October 1993 to April 1996 and as Chief Operating Officer of the Houston Region from November 1992 to September 1993. Before joining HCA, Mr. Grinney held several executive positions during a nine year career at the Methodist Hospital System in Houston, Texas.

Jon F. Hanson—Chairman and Founder, The Hampshire Companies

Mr. Hanson is the Chairman and founder of The Hampshire Companies and has over 46 years of experience in the real estate industry. Mr. Hanson was named non-executive Chairman of the Board of HealthSouth, effective October 1, 2005. From 1994 through 2005, Mr. Hanson served as Chairman of the National Football Foundation and College Hall of Fame, Inc. He now serves as Chairman Emeritus. Since 1991, Mr. Hanson has served as a director of Prudential Financial Corp., and he has also served as a director of the Hackensack University Medical Center for the past 18 years. Mr. Hanson also currently serves as a director of CD&L, Inc., Pascack Community Bank, and Yankee Global Enterprises.

Leo I. Higdon, Jr.—Incoming President, Connecticut College

Mr. Higdon has served as President of the College of Charleston since October 1, 2001 and will begin serving as President of Connecticut College effective July 1, 2006. Between 1997 and 2001, Mr. Higdon served as President of Babson College in Wellesley, Massachusetts, a leading school of entrepreneurship. He also served as Dean of the Darden Graduate School of Business Administration at the University of Virginia. His financial experience includes a 20-year tenure at Salomon Brothers, where he became Vice Chairman and member of the executive committee, managing the Global Investment Banking Division. Mr. Higdon serves as a director of Chemtura Corporation, Eaton Vance Corp., and Newmont Mining.

John E. Maupin, Jr.—Incoming President, Morehouse School of Medicine

John E. Maupin, Jr., D.D.S., has served as the President of Meharry Medical College since July 1994 and will begin serving as the President of the Morehouse School of Medicine, effective July 1, 2006. Dr. Maupin served as Executive Vice President and Chief Operating Officer of the Morehouse School of Medicine from 1989 to 1994. Prior to that, he was Chief Executive Officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health of the Baltimore City Health Department from 1984 to 1987. Dr. Maupin serves as a director of Pinnacle Financial Partners, Inc., LifePoint Hospitals, and VALIC Companies I and II of American International Group, Inc.

L. Edward Shaw, Jr.—Senior Managing Director, Richard C. Breeden & Co.

Since March 1, 2006, Mr. Shaw has served as a Senior Managing Director of Richard C. Breeden & Co., a multi-disciplinary professional services firm specializing in strategic consulting, corporate reorganizations and governance matters. From September 15, 2004 to January 31, 2006, Mr. Shaw was Of Counsel with the international law firm of Gibson Dunn & Crutcher LLP. From January 1, 2004 to September 15, 2004, Mr. Shaw practiced law as a sole practitioner and served as Independent Counsel to the Board of Directors of the New York Stock Exchange on regulatory matters. From May 1999 to December 31, 2003, Mr. Shaw served as General Counsel of Aetna, Inc., one of the leading providers of health and group insurance benefits in the United States. Mr. Shaw also served as an Executive Vice President and member of the Office of the Chairman of Aetna from September 2000 to December 31, 2003. Mr. Shaw also serves as a director of Mine Safety Appliances Co., a NYSE listed company, and Covenant House, the nation’s largest privately-funded provider of crisis care to children.

Other Director Not Standing For Re-election

Steven R. Berrard, age 51, has been a director of HealthSouth since January 31, 2004. Mr. Berrard will not stand for re-election to the board of directors at our 2006 annual meeting of stockholders. Mr. Berrard is a member of the Audit Committee and the Finance Committee (Chairman) of the board of directors. Certain information relating to Mr. Berrard is presented below.

Steven R. Berrard—Managing Partner, New River Capital Partners

Mr. Berrard is Co-Founder and Managing Partner of New River Capital Partners, a private equity fund. He co-founded and worked until 1999 as Co-Chief Executive Officer of AutoNation, Inc., which through its affiliated dealers is the largest new and used vehicle retailer in the United States. He also served as Vice Chairman of Blockbuster Entertainment Corporation prior to its acquisition by Viacom in 1994. Mr. Berrard held various finance positions in his career, including Chief Financial Officer of Blockbuster. Mr. Berrard currently serves on the board of directors of Services Acquisition Corp. International.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Corporate Governance

Since March 2003, we have revised our Corporate Governance Guidelines and committee charters for all five of the standing committees of our board of directors. Our revised Corporate Governance Guidelines and committee charters meet or exceed the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. The board of directors has determined that we are in compliance with our Corporate Governance Guidelines. Our revised guidelines and charters require three-quarters of the members of our board of directors to meet the criteria for independence set forth in our new Corporate Governance Guidelines. Our Corporate Governance Guidelines also create a new position of non-executive chairman of the board, limit the number of terms any director may serve, and impose limitations on the number of outside directorships our directors may hold. Additionally, non-management directors meet regularly, with the non-executive chairman of the board presiding at those meetings, and all transactions with related parties must receive the prior approval of our board of directors.

Our revised Corporate Governance Guidelines are available at our website, www.healthsouth.com, under the heading “About HealthSouth/Corporate Governance & Ethics” and are attached to this proxy statement as Exhibit A. We will also provide to any person, without charge, upon request, a copy of our Corporate Governance Guidelines. Requests for a copy may be made in writing to the following address: Secretary, HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243.

Our Corporate Governance Guidelines provide, among other things, that each member of the board of directors will:

•	dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

•	comply with the duties and responsibilities set forth in the Corporate Governance Guidelines and in our bylaws;

•	comply with all duties of care, loyalty, and confidentiality applicable to directors of publicly traded Delaware corporations; and

•	adhere to our Standards of Business Conduct, including the policies on conflicts of interest.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has also established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of our Standards of Business Conduct or other company policy and to report any ethical concerns.

Communications to the Board of Directors, the Committees and the Non-Management Directors

Stockholders and other parties interested in communicating directly to the board of directors, any committee, or any non-management director may do so by writing to the address listed below. All communications received as set forth in this paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

HEALTHSOUTH CORPORATION BOARD OF DIRECTORS P.O. BOX 382827 BIRMINGHAM, ALABAMA 35238 ATTENTION: [Addressee*]

*The “Addressee” description will allow HealthSouth to direct the communication to the intended recipient.

Board Membership and Independence

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board of directors and its committees.

The board of directors met twice during the fiscal year ended December 31, 2005. However, the Special Committee of the board of directors met 13 times during the fiscal year ended December 31, 2005. The Special Committee of the board of directors of HealthSouth was established on April 4, 2003 in response to the events leading up to March 19, 2003 and the revelation of the accounting fraud that occurred under HealthSouth’s prior management. Our board of directors delegated to the Special Committee, to the fullest extent permitted by Delaware law, all authority that could have been delegated to the Special Committee, and authorized the Special Committee, to the fullest extent permitted by Delaware law, to exercise all of the powers and authority of the board of directors in the management of the business and affairs of HealthSouth when the board of directors was not in session. The Special Committee was disbanded effective December 29, 2005 following our 2005 annual meeting of stockholders.

Each member of the board of directors attended 75% or more of the aggregate of the meetings of the board of directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. In addition, it is HealthSouth policy that directors are expected to attend the annual meeting of stockholders. The members of the board of directors generally hold a meeting immediately following the annual meeting of stockholders. Thus, the annual meeting of stockholders and the board of directors meeting are held at the same location to further facilitate and encourage the directors to attend the annual meeting of stockholders. Eight members of our board of directors attended the annual meeting in 2005.

In March 2006, the board of directors undertook its review of the independence of the nominees as independent directors based on our Corporate Governance Guidelines. During its review, the board of directors assessed whether any transactions or relationships exist currently or during the past three years existed between each director or any member of his or her immediate family and HealthSouth and its subsidiaries, affiliates or our independent registered public accounting firm. The board of directors also examined whether there were any transactions or relationships between each director or any member of his or her immediate family and members of the senior management of HealthSouth or their affiliates. The board of directors considered that in the ordinary course of business, transactions may occur between HealthSouth and its subsidiaries and companies at which some of our directors are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the Corporate Governance Guidelines. The board of directors also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are executive officers, none of which approached the levels set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines, which include guidelines for determining director independence and qualifications for directors, are attached to this proxy statement as Appendix A. All of HealthSouth’s corporate governance materials, including the Corporate Governance Guidelines and board committee charters are available on our website at www.healthsouth.com under the heading “About HealthSouth/Corporate Governance & Ethics.” A copy is also available in print to stockholders upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

Based on its review, the board of directors affirmatively determined that each of Steven R. Berrard, Edward A. Blechschmidt, Donald L. Correll, Yvonne M. Curl, Charles M. Elson, Jon F. Hanson, Leo I. Higdon, Jr., John E. Maupin, Jr. and L. Edward Shaw, Jr. is an independent director based on our Corporate Governance Guidelines. Mr. Grinney, who is our chief executive officer, was not deemed to be independent. Each of HealthSouth’s directors other than Mr. Grinney also satisfies the definition of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. In addition, there are no arrangements or understandings known to us between any of the directors nominated for election to the board of directors and any other person pursuant to which a director was or is to be elected as a director or nominee, other than any arrangements or understandings with directors or officers of HealthSouth acting solely in their capacities as such. Other than as described in the section entitled “Involvement in Certain Legal Proceedings” below, none of our directors, nominees or executive officers is a party to any material proceedings adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Committees of the Board of Directors

Our board of directors has the following five standing committees: Audit Committee, Compensation Committee, Compliance/Quality of Care Committee, Finance Committee, and Nominating/Corporate Governance Committee. Each of our board committees is governed by a charter, a current copy of which is available on our corporate website at www.healthsouth.com under the heading “About HealthSouth/Corporate Governance & Ethics.” Board committee charters are also available in print to stockholders upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

Audit Committee

The Audit Committee’s purpose is to assist the board of directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of HealthSouth.

The primary objectives and direct responsibilities of the Audit Committee are to:

•	assist the board of directors in the oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our Inspector General, our internal audit function, and our independent registered public accounting firm;

•	prepare an audit committee report;

•	retain and terminate our independent registered public accounting firm;

•	at least annually, review a report by our independent registered public accounting firm regarding its internal quality control and independence;

•	discuss the annual audited financial statements and quarterly financial statements of HealthSouth with management and our independent registered public accounting firm, as well as management’s assessment of and the independent registered public accounting firm’s opinion regarding the effectiveness of the company’s internal control over financial reporting;

•	discuss policies with respect to risk assessment and risk management;

•	meet separately and periodically with management, internal auditors (including the Inspector General), and our independent registered public accounting firm;

•	review with our independent registered public accounting firm any audit problems or difficulties and management’s response; and

•	set clear hiring policies for employees or former employees of our independent registered public accounting firm.

The Audit Committee consists of Edward A. Blechschmidt (Chairman), Steven R. Berrard, and Donald L. Correll, each of whom our board of directors has determined to be an independent director in accordance with the definitions of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange,

Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and our Corporate Governance Guidelines. The board of directors has determined that Mr. Blechschmidt, Mr. Berrard, and Mr. Correll each qualify as an audit committee financial expert within the meaning of SEC regulations. The formal report of our Audit Committee can be found on page 39 of this proxy statement. The Audit Committee met 12 times during the fiscal year ended December 31, 2005.

Compensation Committee

The Compensation Committee’s purpose is to oversee the development of our compensation objectives and policies and to review and recommend to the board of directors the individual compensation of our executive officers in order to attract and retain high-quality personnel to help ensure our long-term success and the creation of long-term stockholder value.

The primary objectives and direct responsibilities of the Compensation Committee are to:

•	review and approve the objectives of our compensation programs and policies, including our benefit plans;

•	enable the board of directors to discharge its responsibilities relating to the compensation of our executive officers;

•	make recommendations with respect to incentive compensation plans and equity-based plans;

•	review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers;

•	evaluate the performance of the chief executive officer in light of those goals and objectives;

•	determine and approve the base compensation level of and incentive compensation for the chief executive officer based on this evaluation;

•	approve base compensation and incentive compensation levels for other executive officers for ratification by the board of directors;

•	recommend to the board of directors all equity-based awards;

•	act as (or designate) an administrator for such plans as may be required; and

•	review and recommend to the board of directors fees and retainers for members of the board of directors and members and chairpersons of committees of the board of directors.

The Compensation Committee consists of Yvonne M. Curl, Leo I. Higdon, Jr. (Chairman), and L. Edward Shaw, Jr. The formal report of our Compensation Committee can be found on page 22 of this proxy statement. In connection with its duties, the Compensation Committee may, in its sole discretion, employ a compensation consultant that reports directly to the Compensation Committee. The Compensation Committee met nine times during the fiscal year ended December 31, 2005.

Compliance/Quality of Care Committee

The Compliance/Quality of Care Committee’s function is to assist our board of directors in fulfilling its fiduciary responsibilities relating to our regulatory compliance activities and to ensure we deliver quality care to our patients. The committee is primarily responsible for overseeing, monitoring, and evaluating HealthSouth’s compliance with all of its regulatory obligations other than tax and securities law related obligations and reviewing the quality of services provided to patients at our facilities.

The primary objectives and responsibilities of the Compliance/Quality of Care Committee are to:

•	ensure the establishment and maintenance of a regulatory compliance program that constitutes an “effective program to prevent and detect violations of law” as defined by guidelines promulgated by the United States Sentencing Commission;

•	appoint and oversee the activities of a chief compliance officer with responsibility for developing and implementing our regulatory compliance program;

•	monitor the company’s compliance with any Corporate Integrity Agreement (“CIA”) or similar undertaking, with the Office of Inspector General, U.S. Department of Health and Human Services or any other government agency;

•	review and approve an annual regulatory compliance program and audit plan developed by the chief compliance officer;

•	perform, or have performed, an annual evaluation of the performance of the chief compliance officer and the compliance office;

•	review periodic reports from the chief compliance officer, including an annual regulatory compliance report summarizing compliance-related activates undertaken by HealthSouth during the year and the results of all regulatory compliance audits conducted during the year;

•	monitor and review our programs, policies, and procedures that support and enhance the quality of our medical and rehabilitative care; and

•	recommend such actions or measures or adopted by the board of directors that it deems appropriate.

The Compliance/Quality of Care Committee consists of Yvonne M. Curl, John E. Maupin, Jr. (Chairman), and L. Edward Shaw, Jr. The Compliance/Quality of Care Committee met four times during the fiscal year ended December 31, 2005.

Finance Committee

The Finance Committee is responsible for assisting our board of directors in the oversight of the use and development of our financial resources, including our financial structure, investment policies and objectives, long-term financial strategy and financial needs, and other matters of a financial and investment nature.

The primary objectives and direct responsibilities of the Finance Committee are to review, evaluate, and make recommendations to the board of directors regarding HealthSouth’s:

•	capital structure and proposed changes thereto, including significant new issuances, purchases, or redemptions of our securities;

•	plans for allocation and disbursement of capital expenditures;

•	credit rating, activities with credit rating agencies, and key financial ratios;

•	long-term financial strategy and financial needs;

•	unusual or significant commitments or contingent liabilities; and

•	plans to manage insurance and asset risk.

The Finance Committee consists of Steven R. Berrard (Chairman), Donald L. Correll, Jon F. Hanson, and Leo I. Higdon, Jr. The Finance Committee met ten times during the fiscal year ended December 31, 2005.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to assist our board of directors in fulfilling its duties and responsibilities to us and our stockholders, including:

•	creating a process to identify and evaluate qualified board candidates consistent with the criteria approved by the board of directors, including individuals proposed for consideration by our stockholders and existing members of the board of directors;

•	recommending board nominees to be submitted for stockholder vote at each annual meeting and to fill vacancies and newly created positions taking into account the criteria for membership on the board of directors set forth in the Corporate Governance Guidelines;

•	developing and recommending corporate governance principles applicable to HealthSouth, including requirements applicable to all members of the board of directors and criteria for the selection of new members of the board of directors (as discussed below under “Director Nomination Process”);

•	periodic review and recommendation of changes in the Corporate Governance Guidelines;

•	oversight of the evaluation of our board of directors and management; and

•	performance an annual performance evaluation of the Nominating/Corporate Governance Committee and the members of thereof.

The Nominating/Corporate Governance Committee also seeks to ensure that all members of the Audit Committee meet our Corporate Governance Guidelines and the financial literacy requirements under the rules of the NYSE and the NASD, and that at least one of them qualifies as an “Audit Committee financial expert” under the rules of the SEC; and that all members of the Compensation Committee and the Nominating/Corporate Governance Committee meet our Corporate Governance Guidelines.

The Nominating/Corporate Governance Committee consists of Charles M. Elson (Chairman), Jon F. Hanson, and John E. Maupin, Jr. The Nominating/Corporate Committee met 11 times during the fiscal year ended December 31, 2005.

Director Nomination Process

The Nominating/Corporate Governance Committee of the board of directors has developed a policy regarding director nominations (the “Nominations Policy”). The Nominations Policy describes the process by which candidates for possible inclusion in HealthSouth’s slate of director nominees are selected.

Criteria for Board Members. The committee considers the following factors in evaluating the suitability of candidates and nominees to our board of directors:

•	Integrity: Candidates should demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Candidates should be willing to be accountable for their decisions as directors.

•	Judgment: Candidates should possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Candidates should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion. Directors must be able to comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded Delaware corporations.

•	High Performance Standards: Candidates should have a history of achievements which reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Candidates should be committed to, and enthusiastic about, their performance for the company as directors, both in absolute terms and relative to their peers. Directors should be free from conflicts of interest and be able to devote sufficient time to satisfy their board responsibilities.

•	Financial Literacy: Candidates should be able to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the company.

•	Courage: Candidates should possess the courage to express views openly, even in the face of opposition.

Internal Process for Identifying Candidates. The Nominating/Corporate Governance Committee has two primary methods for identifying director nominees (other than those proposed by stockholders, as discussed below). First, on a periodic basis, the committee solicits ideas for possible candidates from members of the board of directors, senior level executives, and individuals personally known to the members of the board. Second, the committee may from time to time use its authority under its charter to retain, at HealthSouth’s expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

Proposals for Director Nominees by Stockholders. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director. In considering candidates submitted by stockholders, the Nominating/Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, c/o the Secretary, and should include the following: (a) the name of the stockholder and evidence of the person’s ownership of the HealthSouth stock, including the number of shares owned and the length of time of ownership; and (b) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of HealthSouth and the person’s consent to be named as a director if selected by the Nominating/Corporate Governance Committee and nominated by the board of directors. The written proposal should be submitted in the time frame described in the Section III.4 of the bylaws which provides that any stockholder wishing to nominate a candidate for director must submit such nomination in writing to the Secretary of the company so that such nomination is received no later than the thirtieth day preceding the date set for such annual meeting or special meeting. As of the mailing date of this proxy statement, HealthSouth did not receive a stockholder proposal to nominate a director for this year’s annual meeting.

Evaluation of Candidates. The Nominating/Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, after the committee’s initial evaluation, a candidate meets the criteria for membership, the chair of the Nominating/Corporate Governance Committee will interview the candidate and communicate the chair’s evaluation to the other members of the committee, the chairman of the board and the chief executive officer. Later reviews will be conducted by other members of the committee and senior management. Ultimately, background and reference checks will be conducted and the committee will meet to finalize its list of recommended candidates for the board’s consideration. The candidates recommended for the board’s consideration will be those individuals that will create a board of directors that is, as a whole, strong in its collective knowledge of, and diverse in skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

Code of Ethics

We have adopted Standards of Business Conduct (our “code of ethics”) that applies to all employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a copy of our code of ethics on our website at www.healthsouth.com under the heading “About HealthSouth/Corporate Governance & Ethics.” We will provide to any person without charge, upon request, a copy of our code of ethics. Requests for a copy may be made in writing to Corporate Compliance Office, HealthSouth Corporation, P.O. Box 380243, Birmingham, Alabama 35238. The purpose of the code of ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by HealthSouth; and to promote compliance with all applicable rules and regulations that apply to HealthSouth and its officers and directors. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for officers and directors on our website promptly following the date of such amendment or waiver.

Compensation of Directors

On February 23, 2006, upon recommendation of the Compensation Committee and its compensation consultant, our board of directors approved an amendment to the annual compensation package paid to the non-employee directors of HealthSouth. Pursuant to the amended arrangement, non-employee directors of HealthSouth will receive an annual cash retainer of $95,000, and will no longer receive fees based upon attendance and meetings of the board of directors and its committees. In addition to the cash retainer, the chairman of the board and the chairperson of each committee will continue to receive additional compensation for his or her service as a chairperson, consistent with such fees previously paid to such individuals. Currently, the chairman of the board receives an additional $100,000 per year to compensate for the enhanced responsibilities and time commitment associated with that position. The chairperson of the Audit Committee receives an additional $25,000 per year, the chairperson of the Compensation Committee receives an additional $15,000 per year, and the chairpersons of the Compliance/Quality of Care Committee, the Finance Committee, and the Nominating/Corporate Governance Committee each receive an additional $10,000 per year.

In addition, under our 2004 Amended and Restated Director Incentive Plan, each non-employee member of the board of directors will receive an annual grant of restricted stock units valued at $90,000 (or, a similarly valued award of HealthSouth common stock if the director makes a timely election), which will be granted to each director at the time annual equity awards are granted to key employees of HealthSouth, and which units will be settled in shares of HealthSouth common stock six months following the date upon which such director no longer serves on our board of directors. The material features of this plan are described later under the heading “Equity Compensation Plan Information.”

The following table identifies all compensation made to our non-employee directors during the year ended December 31, 2005:

Name	Total ($)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	All Other Compensation ($)
Steven R. Berrard	122,001	72,000	50,001	—	—	—
Edward A. Blechschmidt	148,626	98,625	50,001	—	—	—
Donald L. Correll	75,003	37,500	37,503	—	—	—
Yvonne M. Curl	118,001	68,000	50,001	—	—	—
Charles M. Elson	120,001	70,000	50,001	—	—	—
Jon F. Hanson	167,001	117,000	50,001	—	—	—
Leo I. Higdon, Jr	136,126	86,125	50,001	—	—	—
John E. Maupin, Jr	123,001	73,000	50,001	—	—	—
L. Edward Shaw, Jr	73,003	35,500	37,503	—	—	—

Indemnification and Exculpation

We indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation also includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware law (regarding unlawful payment of dividends); or

•	for any transaction from which the director derives an improper personal benefit.

We have also entered into agreements with certain of our directors and executive officers contractually obligating us to provide this indemnification to them. We believe that these provisions and agreements are necessary to attract and retain qualified people and so that they will be free from undue concern about personal liability in connection with their service to HealthSouth.

Involvement in Certain Legal Proceedings

On March 19, 2003, the SEC filed a lawsuit in the United States District Court for the Northern District of Alabama against HealthSouth and our then-Chairman and Chief Executive Officer, Richard M. Scrushy. Mr. Scrushy also served as a member of our board of directors until his resignation in December 2005. The lawsuit alleges that HealthSouth overstated earnings by at least $1.4 billion since 1999, and that this overstatement occurred because Mr. Scrushy insisted that HealthSouth meet or exceed earnings expectations established by Wall Street analysts. Specifically, the lawsuit alleges that HealthSouth and Mr. Scrushy violated and/or aided and abetted violations of the antifraud, reporting, books-and-records and internal control provisions of the federal securities laws. On June 6, 2005, the SEC approved a settlement with HealthSouth relating to this action. That civil action is still pending against Mr. Scrushy.

On October 26, 2005, the U.S. District Court, Middle District of Alabama released an indictment naming Richard M. Scrushy along with a former governor of Alabama and two members of his administration on charges involving conspiracy, racketeering, and bribery. Mr. Scrushy is accused of making disguised payments of $500,000 in 1999 and 2000 to the then-acting governor through a third-party foundation in exchange for an appointment on Alabama’s Certificate of Need Review Board. Mr. Scrushy served on the Certificate of Need Review Board from 1999 to 2001 when he was replaced by another HealthSouth executive. The charges against Mr. Scrushy are still pending, and, if convicted on all counts, Mr. Scrushy could face a total sentence of 40 years.

From 2001 to 2002, Diane L. Munson served as President and Chief Executive Officer of Fluidsense, Inc., a start-up medical device company. Fluidsense filed for bankruptcy in 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 28, 2006, for (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our incumbent directors named in Proposal One—Election of Directors, (3) each of our executive officers named in the Summary Compensation Table, and (4) all of our incumbent directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. According to the rules adopted by the SEC, a person is a beneficial owner of securities if the person or entity has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, or right, conversion of a security or otherwise. These shares are deemed outstanding for computing the ownership percentage of each person or entity holding options or other convertible securities but are not deemed outstanding for computing the ownership percentage of any other person or entity. The percentage of beneficial ownership for each holder is based upon 398,229,960 shares of common stock outstanding as of February 28, 2006, plus any presently exercisable options or other convertible securities held by each such holder or that will become exercisable or convertible within 60 days. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Other than Highfields Capital Management LP, none of the individuals listed below owns any shares of our 6.5% Series A Convertible Perpetual Preferred Stock. The address of our directors and executive officers is c/o HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
Highfields Capital Management LP (1)	29,967,904	7.4%
Steven R. Berrard	33,594	*
Edward A. Blechschmidt	40,817	*
Donald L. Correll	23,416	*
Yvonne M. Curl	23,851	*
Charles M. Elson	26,981	*
Gregory L. Doody (2)	209,419	*
Jay Grinney (3)	850,001	*
Jon F. Hanson (4)	123,176	*
Leo I. Higdon, Jr.	27,021	*
John Markus (5)	209,419	*
John E. Maupin, Jr.	27,427	*
L. Edward Shaw, Jr.	23,416	*
Michael D. Snow (6)	497,464	*
John L. Workman (7)	312,118	*
All directors and executive officers as a group	3,304,473	*

*	Less than 1%
(1)	Highfields Capital Management LP and its affiliates, Highfields GP LLC, Mr. Jonathon S. Jacobson, and Richard L. Grubman located at John Hancock Tower, 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116, and Highfields Capital Ltd. located at Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, Second Floor, George Town, Grand Cayman, Cayman Islands, B.W.I. (collectively, “Highfields”), may be deemed to beneficially own 29,967,904 shares of our common stock and Highfields has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition of these shares. For purposes of calculating beneficial ownership, Highfields ownership of our common stock includes the ownership of common stock that Highfields may currently acquire upon conversion of the 6.5% Series A Convertible Perpetual Preferred Stock owned by Highfields. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2006 and an amendment to the Schedule 13G filed March 10, 2006.
(2)	Includes 65,001 shares issuable upon exercise of options.

(3)	Includes 550,001 shares issuable upon exercise of options.
(4)	Includes 50,000 shares issuable upon exercise of options and 11,000 shares held in trust over which he has investment power. Does not include 30,000 shares held by his spouse.
(5)	Includes 65,001 shares issuable upon exercise of options.
(6)	Includes 81,667 shares issuable upon exercise of options.
(7)	Includes 55,001 shares issuable upon exercise of options.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of HealthSouth.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of HealthSouth equity securities. Executive officers, directors, and beneficial owners of greater than 10% beneficial owners are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that for the period from January 1, 2005, through December 31, 2005, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS

The following table lists all of our executive officers. Each of our executive officers will hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position	Date Became Officer
Jay Grinney	55	President and Chief Executive Officer; Director	5/10/2004
Michael D. Snow	51	Executive Vice President and Chief Operating Officer	6/30/2004
John L. Workman	54	Executive Vice President and Chief Financial Officer	9/20/2004
John Markus	54	Executive Vice President and Chief Compliance Officer	2/1/2004
Gregory L. Doody	41	Executive Vice President, General Counsel and Secretary	3/15/2004
James C. Foxworthy	54	Executive Vice President and Chief Administrative Officer	3/1/2005
Joseph T. Clark	50	President—Surgery Centers Division	3/1/2005
Diane L. Munson	55	President—Outpatient Division	3/15/2004
Mark J. Tarr	44	President—Inpatient Division	9/27/2004

In February 2006 we hired R. Gregory Brophy to serve as president of our diagnostic division. He replaced Karen Davis, who served as president of our diagnostic division and an executive officer during 2005. Mr. Brophy is not an executive officer.

There are no family relationships or other arrangements or understandings known to us between any of the executive officers listed above and any other person pursuant to which he or she was or is to be selected as an officer, other than any arrangements or understandings with officers of HealthSouth acting solely in their capacities as such.

Executive Officers Who Are Not Also Directors

Joseph T. Clark—President—Surgery Centers Division

Mr. Clark was named President of the surgery centers division effective March 1, 2005. Mr. Clark has 25 years of experience in various health services companies. From August 2000 to February 2005, Mr. Clark served as President and Chief Executive Officer of HealthMark Partners, Inc, an owner, operator and developer of ASCs and specialty hospitals. From March 1988 to August 1999, he served in various senior management roles, including Chief Executive Officer, of Response Oncology, a provider of cancer services through a series of 55 cancer centers, physicians practice management relationships and clinical trials support services to the pharmaceutical industry. Mr. Clark also had 10 years of experience with two proprietary hospital chains, Humana and American Medical International.

Gregory L. Doody—Executive Vice President, General Counsel and Secretary

Mr. Doody was named Executive Vice President, General Counsel and Secretary on March 16, 2004. Between September 2003 and March 2004, Mr. Doody served as our interim Corporate Counsel and Secretary. Before joining us, Mr. Doody was a partner at Balch & Bingham LLP, a regional law firm based in Birmingham, Alabama. He joined Balch & Bingham LLP in August 2000 and was a member of the firm’s Financial Services and Transactions section and the Corporate, Tax and Finance section.

James C. Foxworthy—Executive Vice President and Chief Administrative Officer

Mr. Foxworthy was named our Executive Vice President and Chief Administrative Officer effective March 1, 2005. From 2003 to 2005, Mr. Foxworthy served as corporate vice president for business transformation at Temple-Inland, a public corporation operating in various industry segments including corrugated packaging, financial services, and manufactured lumber products. From 1998 to 2003, he served as Executive Vice President of Inland Paperboard and Packaging and Group Vice President of Temple-Inland. Prior to Temple-Inland, Mr. Foxworthy spent 18 years with Union Camp Corporation, a leading maker of fine papers and packaging, where he served in a number of human resource roles including division manager of industrial relations.

John Markus—Executive Vice President and Chief Compliance Officer

Mr. Markus was named Executive Vice President and Chief Compliance Officer on February 1, 2004. Mr. Markus served as Senior Vice President of Corporate Compliance with Fresenius Medical Care North America from 1999 to January 2004, as Vice President, Corporate Compliance with Oxford Health Plans from 1998 to 1999, and as Executive Vice President with National Health Laboratories, Inc. (now known as Laboratory Corporation of America, Inc.) from 1990 to 1996. Mr. Markus also practiced law with Greenberg, Traurig, Lipoff, Rosen & Quentel from 1996 to 1998 and with Akin, Gump, Strauss, Hauer & Feld from 1980 to 1990, both law firms based in Washington, D.C.

Diane L. Munson—President—Outpatient Division

Ms. Munson was named President of our outpatient division on March 15, 2004. Prior to joining us, Ms. Munson served as Vice President and General Manager for Beverly Enterprises Inc. from 2002 to 2004, as President and Chief Executive Officer of Fluidsense Inc. from 2001 to 2002, and as Senior Vice President Healthcare Services of Inlight, Inc. from 1999 to 2001. Ms. Munson has over 25 years of Healthcare Operations Management experience. She spent 18 years with Baxter International, Inc. and Caremark International, Inc. in various senior executive positions.

Michael D. Snow—Executive Vice President and Chief Operating Officer

Mr. Snow was named Executive Vice President and Chief Operating Officer on June 30, 2004. Mr. Snow has over 24 years experience in healthcare business operations, serving most recently as President of HCA’s Gulf

Coast Division from 1996 to 2004 and as Chief Operating Officer of Columbia/HCA’s Greater Houston Division from 1995 to 1996. From 1994 to 1995, Mr. Snow served as Chief Executive Officer of Doctors’ Hospital of Jefferson in Metairie, Louisiana, a Tenet Healthcare Corporation facility, and between 1980 and 1994, Mr. Snow served in various management and executive positions with Universal Health Services, Inc. and Humana, Inc., both health care companies.

Mark J. Tarr—President—Inpatient Division

Mr. Tarr was named President of our inpatient division on September 27, 2004. Mr. Tarr joined us in 1993, and has held various management positions with us, including serving as a Senior Vice President with responsibility for all inpatient operations in Texas, Louisiana, Arkansas, Oklahoma, and Kansas from 1997 to 2004, as Director of Operations of our 80 bed rehabilitation hospital in Nashville, Tennessee from 1994 to 1997, and as Chief Executive Officer/Administrator of our 70 bed rehabilitation hospital in Vero Beach from 1992 to 1994.

John L. Workman—Executive Vice President and Chief Financial Officer

Mr. Workman was named Executive Vice President and Chief Financial Officer on September 20, 2004. From 1998 to 2004, Mr. Workman served in various management and executive capacities with U.S. Can Company, including serving as its Chief Financial Officer from 1998 to 2002, as its Chief Operating Officer from 2002 to 2003, and as its Chief Executive Officer from 2003 to 2004. Prior to joining U.S. Can Company, Mr. Workman was employed by Montgomery Ward & Company, Inc. for 14 years, where he held several management and executive positions, including General Auditor, Chief Financial Officer, and Chief Restructuring Officer. Mr. Workman began his career in public accounting, and was a partner with the public accounting firm KPMG.

COMPENSATION COMMITTEE REPORT

Purpose and Composition

The Compensation Committee operates under a written charter adopted by the Special Committee of the board of directors on December 17, 2003, available on the company’s website at www.healthsouth.com, which outlines the committee’s responsibilities. The committee oversees the development of our compensation objectives and policies and reviews and recommends to the board of directors or approves the individual compensation of our executive officers in order to attract and retain high-quality personnel to help ensure our long-term success and the creation of long-term stockholder value. The board of directors has determined that each member of the Compensation Committee is an independent director based on HealthSouth’s Corporate Governance Guidelines. Each member of the Compensation Committee also satisfies the definition of independence contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The charter expressly provides that the Compensation Committee will, among other things, evaluate its performance on an annual basis.

Compensation Philosophy and Practice

Our compensation philosophy is to provide employees with a distinctive overall compensation package and the opportunity for outstanding performers to earn competitive compensation over the long-term through a pay-for-performance approach. The key objectives of our executive compensation programs are to attract, motivate, and retain executives who will drive HealthSouth’s success and industry leadership. In addition, because of the very challenging operating environment we have faced since March 2003, we recognize the particular importance of management stability at present and for at least the next several years, and we have tried to establish a compensation program that will help retain our executives and reward them for successfully managing the company through this turn-around period.

Our compensation program is designed to provide executives with competitive compensation that maintains a balance between cash and equity compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of HealthSouth as well as to the creation of stockholder value.

Employment Agreements

Each current executive officer named in the Summary Compensation Table in this proxy statement (a “Named Executive Officer”) is employed by the company pursuant to a written agreement of employment. Each employment agreement separately reflects the terms that the Compensation Committee believed were appropriate and/or necessary to retain the services of the particular executive officer, within the framework of the company’s compensation policies. A limited number of other senior officers of the company are also employed pursuant to employment agreements. Substantially all employment agreements entered into by the company provide the company with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants, for the benefit of HealthSouth. The Compensation Committee has considered the advisability of using employment agreements and determined that under certain circumstances it is in the best interests of the company insofar as it permits the company to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition covenants from executive officers. The employment agreements with the Named Executive Officers are described more fully under “Employment Contracts and Termination of Employment and Change-in-Control Agreements.”

Components of Executive Compensation

The compensation program for executive officers consists of cash and stock-based incentive components. The cash component includes base salary and any bonus award earned for the fiscal year’s performance. For Named Executive Officers, these levels are in accordance with each officer’s employment agreement with the company. Our cash compensation policies provide a base salary that is consistent with industry pay levels and offer bonuses that reward superior performance.

In 2005, the company adopted the 2005 Senior Management Bonus Program to reward senior management for performance based on a combination of corporate goals, divisional or regional goals, and individual goals. The primary consideration in determining satisfaction of corporate goals is the company achieving EBITDA targets determined at the beginning of each year. The divisional or regional goals are determined in accordance with the specific plans agreed upon within the divisions. The individual goals, which are weighted according to importance and include some objectives common to all eligible persons, are determined between each participant and his or her immediate supervisor. The total compensation at risk for executives and other senior management officers increases with responsibility. We adopted a similar program in 2006.

Also in 2005, the Special Committee approved, upon our recommendation and that of our chief executive officer (who is not a participant), the HealthSouth Corporation Key Executive Incentive Program. This program is a supplement to the company’s overall compensation program for executives and is intended to incentivize key senior executives with equity awards that vest and cash bonuses that are payable, in each case through January 2009.

Under the stock-based incentives component of our compensation program, we grant both stock options and restricted stock to our executives. The Compensation Committee believes that stock option and restricted stock grants provide an equity incentive that focuses executive attention on managing the business effectively and ensuring that operational decisions are based on long-term considerations that benefit HealthSouth and its stockholders. Because the company has not been current with respect to its annual and quarterly reports with the SEC, it has not able to maintain a registration statement under the Securities Act of 1933 to register the issuance of the shares under its equity plans. As a result, the company has been limited in its ability to grant stock-based incentives to its employees.

Determination of Executive Pay Levels

The Compensation Committee is responsible for determining the salary of the chief executive officer and the other senior executive officers, which includes approval of their employment agreements containing the terms of their compensation. The Compensation Committee, with the assistance of management, assesses salary levels based upon the nature of the position and the contribution, experience and tenure of the executive officer and based upon performance goals, and peer company data.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the chief executive officer and the company’s other executive officers. Rather, the committee considers management’s continuing achievement of its short and long-term goals, including:

•	the financial, operational and strategic merits of business development, notably the response to the company’s recent crisis and the company’s reconstruction since the events of March 2003;

•	improving operating margins;

•	revenue growth versus industry;

•	earnings-per-share improvement;

•	development of existing segments;

•	remediating internal control weaknesses;

•	the ability to effectively implement strategies to respond to changing environment and regulation, such as the 75% Rule;

•	responding to customer value expectations;

•	the breadth and quality of the company’s services, resulting in furthering the company’s position as leader in the health care industry; and

•	the development of talent and leadership throughout the company.

The salary levels of the Named Executive Officers are subject to the provisions of their respective employment agreements, which are approved by the Compensation Committee. The company also assesses the target annual incentives in accordance with each officer’s employment agreement.

To assist the Compensation Committee determine executive compensation levels, from time to time we engage nationally recognized compensation consultants and we participate in several executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These surveys are supplemented by other publicly available information and input from our compensation consultants on other factors such as recent market trends. The comparison group includes a range of leading health care companies with whom HealthSouth competes for executive talent.

Determination of Stock-Based Awards

As described above, during fiscal year 2005, our compensation and retention strategy included the use of stock options and restricted stock awards. In determining the size of individual grants, the Compensation Committee considered a number of factors, including an assessment of HealthSouth’s performance, the executive’s level of responsibility, anticipated contributions to HealthSouth, competitive practices, the number of shares available for grant, and the potential dilution and expense of making the grants. From time to time, the Compensation Committee will engage outside consultants to gain a deeper understanding of competition in the healthcare industry to assure that the grants are competitive and provide appropriate incentive and retention value.

Compensation for the President and Chief Executive Officer

The Special Committee of the board of directors appointed Mr. Grinney as Chief Executive Officer in May 2004. The Compensation Committee met in April and May of 2004 and approved the terms of Mr. Grinney’s compensation package as described under “Employment Contracts and Termination of Employment and Change-in-Control Agreements.” The base salary, bonus and stock based incentive awards paid to Mr. Grinney during 2005 were based upon the levels set forth in his employment agreement with HealthSouth. In determining the compensation levels for Mr. Grinney, the Compensation Committee considered various factors, including pay for similarly situated persons and the Compensation Committee’s view of his anticipated contribution to HealthSouth.

Tax Deductibility under Section 162(m)

Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly held corporation to the chief executive officer and four other most highly paid executive officers in excess of $1 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year. While the Compensation Committee considers the tax implications of its compensation decisions, the Compensation Committee believes, at this time, its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the HealthSouth’s other stakeholders.

Members of the Compensation Committee

Leo I. Higdon, Jr. (Chairman)

Yvonne M. Curl

L. Edward Shaw, Jr.

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of HealthSouth under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthSouth specifically incorporates the Compensation Committee Report by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables furnish, for the periods stated, compensation information concerning our Named Executive Officers, which definition includes each person who served as our chief executive officer during 2005, as well as our next four most highly compensated executive officers serving on December 31, 2005 and up to two additional executive officers who would have otherwise qualified had they not left HealthSouth prior to December 31, 2005.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(5)
Jay Grinney President and Chief Executive Officer	2005 2004	930,900 571,777	467,200 500,000	— —	537,000 521,000	650,000 1,000,000	— —	19,589 50,775

Michael D. Snow Executive Vice President and Chief Operating Officer	2005 2004	617,703 294,735	378,475 340,000	— —	1,081,884 450,000	228,635 105,000	— —	— 266,647

John L. Workman Executive Vice President and Chief Financial Officer	2005 2004	485,410 127,173	369,531 271,175	— —	758,268 138,875	185,301 55,000	— —	83,425 11,600

John Markus Executive Vice President and Chief Compliance Officer	2005 2004	374,092 327,452	185,740 222,460	— —	371,698 132,000	99,257 65,000	— —	2,375 232,887

Gregory L. Doody (1) Executive Vice President, General Counsel and Secretary	2005 2004	360,231 275,961	229,088 147,000	— —	371,698 118,500	99,257 65,000	— —	372 277

(1)	We named Mr. Doody interim Corporate Counsel and Secretary in September 2003. He served in that role until March 15, 2004, when we named him Executive Vice President, General Counsel and Secretary. While interim Corporate Counsel and Secretary, Mr. Doody was not a HealthSouth employee but remained a partner of his law firm, Balch & Bingham LLP, devoting substantially all of his time to us as interim Corporate Counsel and Secretary.
(2)	For 2005, the amounts shown in this column include bonuses paid in 2006 under our 2005 Senior Management Program. For 2004, the amounts shown in this column include the following: Mr. Grinney—$500,000 paid in 2005 under our 2004 Senior Management Bonus Program, Mr. Snow—$240,000 paid in 2005 under our 2004 Senior Management Bonus Program and $100,000 paid as a signing bonus, Mr. Workman—$196,175 paid in 2005 under our 2004 Senior Management Bonus Program and $75,000 paid as a signing bonus, Mr. Markus—$152,460 paid in 2005 under our 2004 Senior Management Bonus Program and $70,000 paid as a signing bonus, and Mr. Doody—$147,000 paid in 2005 under our 2004 Senior Management Bonus Program.
(3)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for each year covered.
(4)	The amounts shown in this column are based on the closing market price of our common stock on the date the restricted shares were granted. As of December 31, 2005, the aggregate number and value (based on the closing price of our common stock on December 31, 2005) of shares of restricted stock held by our executive officers was as follows: Mr. Grinney—200,000 shares ($980,000), Mr. Snow—315,797 shares ($1,547,405), Mr. Workman—202,117 shares ($990,373), Mr. Markus—114,418 shares ($560,648), and Mr. Doody—114,418 shares ($560,648). Although we have never paid dividends on our common stock, our restricted stock and common stock are treated the same for the purpose of calculating dividends.
(5)

For the year ended December 31, 2005, all other compensation consists of (a) company matching contributions to our Retirement Investment Plan (401(k)) in the following amount: Mr. Grinney—$1,477, Mr. Workman—$2,100, and Mr. Markus—$1,481;

(b) company paid premiums for group term life insurance in the following amounts: Mr. Grinney—$1,242, Mr. Workman—$1,198, Mr. Markus—$894, and Mr. Doody—$372; (c) company relocation assistance payments in the following amount: Mr. Workman—$80,127; and (d) company paid premiums for long-term disability insurance in the following amount: Mr. Grinney—$16,870. For the year ended December 31, 2004, all other compensation consists of (a) company matching contributions to our Retirement Investment Plan (401(k)) in the following amount: Mr. Grinney—$623; (b) company paid premiums for group term life insurance in the following amounts: Mr. Grinney—$764, Mr. Workman—$316, Mr. Markus—$764, and Mr. Doody—$277; (c) company relocation assistance payments in the following amounts: Mr. Grinney—$32,518, Mr. Snow—$266,647, Mr. Workman—$11,284, and Mr. Markus—$232,123; and (d) company paid premiums for long-term disability insurance in the following amount: Mr. Grinney—$16,870.

2005 Total Compensation

To provide additional transparency regarding the total compensation of our Named Executive Officers, the following table lists all cash and other compensation earned by, and long-term incentive compensation granted to, our Named Executive Officers during the year ended December 31, 2005. The compensation included in the chart below includes (1) cash compensation including salary and bonus, (2) incentive compensation, including stock options and restricted stock awards, and (3) other compensation, including company matching contributions to our Retirement Investment Plan (401(k)), company paid premiums for group term life insurance, and company relocation assistance payments.

	Cash Compensation		Long-term Incentive Compensation		Other Compensation & Perquisites ($)	Total ($)
Name	Salary ($)	Bonus ($)	Stock Options ($)(1)	Restricted Stock Awards ($)
Jay Grinney	930,900	467,200	2,142,660	537,000	19,589	4,097,349
Michael D. Snow	617,703	378,475	568,594	1,081,884	—	2,646,656
John L. Workman	485,410	369,531	457,424	758,268	83,425	2,154,058
John Markus	374,092	185,740	250,989	371,698	2,375	1,184,894
Gregory L. Doody	360,231	229,088	250,989	371,698	372	1,212,378

(1)	The value of stock option awards listed in this column has been determined based on the grant date fair value of each stock option award determined pursuant to Financial Accounting Standards Board Statements of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes.

Stock Option Grants

The following tables identify all stock option grants made to our Named Executive Officers during the year ended December 31, 2005.

		Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Year	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date

Name							5%($)	10%($)
Jay Grinney	2005	650,000	9.84%		5.37	3/23/2015	2,195,157	5,562,958

Michael D. Snow	2005	140,000 88,635	2.12 1.34	% %	5.37 3.87	3/23/2015 11/17/2015	472,803 215,722	1,198,176 546,681

John L. Workman	2005	110,000 75,301	1.67 1.14	% %	5.37 3.87	3/23/2015 11/17/2015	371,488 183,269	941,424 464,440

John Markus	2005	65,000 34,257	0.98 0.52	% %	5.37 3.87	3/23/2015 11/17/2015	219,516 83,375	556,296 211,290

Gregory L. Doody	2005	65,000 34,257	0.98 0.52	% %	5.37 3.87	3/23/2015 11/17/2015	219,516 83,375	556,296 211,290

(1)	The potential realizable value portion of the foregoing table represents a hypothetical value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options, based on the market price of the common stock at the time the options were awarded. The amounts do not take into account provisions of the options relating to vesting, nontransferability, or termination of the option following termination of employment. In addition, because of the valuation model being used (value based on an assumed rate of return over time), options with higher exercise prices appear to have a significant current value when in fact they may have little or no actual current value.

Aggregated Stock Option Exercises

The following table sets forth information concerning options exercised by our Named Executive Officers during the year ended December 31, 2005, as well as information concerning unexercised options held by them.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jay Grinney	—	—	333,334	1,316,666	—	—
Michael D. Snow	—	—	35,000	298,635	—	91,294
John L. Workman	—	—	18,334	221,967	—	77,560
John Markus	—	—	21,667	142,590	10,834	56,951
Gregory L. Doody	—	—	21,667	142,590	20,584	76,451

Outstanding Stock and Options

The following table sets forth information concerning the number and value of unexercised options and nonvested stock for each Named Executive Officer outstanding as of December 31, 2005:

	Number of securities underlying unexercised Options (#)	In-the-money amount of unexercised Options ($)	Number of shares of Stock held that have not vested (#)	Market value of shares of Stock held that have not vested ($)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Jay Grinney	333,334/1,316,666	0/0	200,000	980,000
Michael D. Snow	35,000/298,635	0/91,294	315,797	1,547,405
John L. Workman	18,334/221,967	0/77,560	202,117	990,373
John Markus	21,667/142,590	10,834/56,951	114,418	560,648
Gregory L. Doody	21,667/142,590	20,584/76,451	114,418	560,648

Employment Contracts and Termination and Change-in-Control Arrangements

Employment Agreement of Jay Grinney

On May 3, 2004, we entered into an employment agreement with Mr. Jay Grinney pursuant to which he was employed as President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Grinney will receive an annual base salary of $900,000, subject to annual adjustments as determined by the Compensation Committee, and an annual bonus based on both the performance of HealthSouth and his personal performance. He also received reimbursement of certain costs of relocating to Birmingham, Alabama, and will be entitled to participate in and receive benefits under certain insurance, benefit, and perquisite plans as may be in effect from time to time on such terms as are offered to other similarly-situated officers of HealthSouth. Such plans include but are not limited to vacation, medical, life insurance, 401(k), disability insurance, pension (qualified and non-qualified), ESOP, profit sharing, and incentive and equity compensation plans.

Under the employment agreement, we granted to Mr. Grinney 100,000 shares of restricted stock pursuant to our 1998 Restricted Stock Plan which will vest on the third anniversary date of the commencement of his employment, provided Mr. Grinney is employed by us on such date. We also granted Mr. Grinney an option to purchase an aggregate of 1,000,000 shares of common stock pursuant to our 1995 Stock Option Plan with a per share exercise price of the shares underlying the option equal to the last reported sales price for a share of common stock on the date of commencement of his employment, as quoted by brokers and dealers trading in the shares in the over-the-counter market. The option will vest and become exercisable with respect to one-third of the shares on each of the first three anniversaries of Mr. Grinney’s employment commencement date, provided that he is employed by us on each such date. The employment agreement also provides that Mr. Grinney shall be entitled to participate in the ongoing and other long-term awards and programs on the same basis as other similarly-situated HealthSouth executives.

The employment agreement is effective for a term of three years following its commencement date and will renew for successive one-year terms if not terminated by either party within 90 days of the scheduled date of termination. If the employment agreement is terminated by us without cause or by Mr. Grinney for good reason, Mr. Grinney shall be entitled to receive (1) payment of any salary and bonus due as of the date of termination as well as payments of other amounts or benefits due to Mr. Grinney as of the date of termination or such longer period as provided under certain benefit plans of HealthSouth, (2) continued participation in certain benefit and entitlement plans for a period of no less than 24 months, (3) immediate vesting of any unvested portion of (a) the restricted stock award, and (b) the option grant, with continued exercisability of the outstanding portion for a period of 12 months thereafter, and (4) certain severance payments and benefits, including an amount equal to no less than 24 months of Mr. Grinney’s salary. The employment agreement provides certain change in control provisions pursuant to which, under certain circumstances, all outstanding options to acquire shares granted to Mr. Grinney shall immediately vest and become exercisable and all other equity related awards granted to him shall immediately vest and restrictions thereon shall immediately lapse.

If the employment agreement is terminated by us for cause or by Mr. Grinney without good reason, Mr. Grinney will receive (1) an amount equal to his salary through the date of termination, (2) any restricted stock awards that have fully vested, (3) any portion of the option grant that has vested and is then outstanding (which shall remain exercisable for a period of three months thereafter), and (4) any other benefits or entitlements due as of the date of termination.

In the event of termination as a result of death or disability, Mr. Grinney or his representatives will receive payment of a sum equal to his salary through the end of the month in which termination occurs, a pro-rata portion of the target annual bonus and certain other payments or awards due as of the date of termination, including continued full vesting of the restricted stock award, participation in certain benefit and entitlement plans for a period of no less than 12 months and payments of other amounts or benefits due to Mr. Grinney as of the date of termination, provided, however that (1) in the event of death, any unvested portion of the option award shall vest in full with continued exercisability for a 12 month period, and (2) in the event of disability, the unvested portion of the option grant shall be immediately forfeited and the vested outstanding portion of the option grant shall remain exercisable for a period of three months following termination.

The employment agreement also contains certain (1) non-competition provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 24 months thereafter unless termination is for cause or as a result of disability, in which case such provisions shall remain in effect for a period of 12 months, and (2) non-interference and non-solicitation provisions which are effective throughout the term of Mr. Grinney’s employment and for a period of 36 months thereafter.

For purposes of Mr. Grinney’s agreement, “cause” means Mr. Grinney’s (1) act of fraud, misappropriation, or embezzlement respecting HealthSouth, (2) indictment for, conviction of, or plea of guilt or no contest to any felony, (3) engaging in willful gross neglect or willful gross misconduct resulting in material harm to HealthSouth, (4) suspension or debarment from participation in any federal or state health care program under certain circumstances, (5) violation of certain of the securities laws, (6) failure to comply with valid and legal directives of the board of directors, or (7) material breaches of certain provisions of his agreement.

“Good reason” means, among other things, Mr. Grinney’s annual base salary or bonus opportunity is reduced or his position, duties, and authority are diminished or certain other obligations of HealthSouth to Mr. Grinney are not fulfilled.

A “change of control” of HealthSouth occurs when (1) any person or “group” as defined in SEC rules becomes the beneficial owner of HealthSouth securities having 50% or more of the combined voting power of HealthSouth that may be cast in the election of directors, (2) as a result of certain transactions such as a tender offer or merger the holders of securities entitled to vote in the election of our directors immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the surviving entity entitled to vote in the election of directors, or (3) we sell, transfer, or lease all or substantially all of our assets, including our subsidiaries.

Employment Agreements of Other Named Executive Officers

We have also entered into employment agreements with the following executive officers effective as of the dates indicated: Michael D. Snow, Executive Vice President and Chief Operating Officer (June 30, 2004), John L. Workman, Executive Vice President and Chief Financial Officer (September 3, 2004), John Markus, Executive Vice President and Chief Compliance Officer (March 15, 2004), Gregory L. Doody, Executive Vice President, General Counsel, and Secretary (March 15, 2004), and James C. Foxworthy, Executive Vice President and Chief Administrative Officer (March 1, 2005).

Each agreement provides that the officer will be paid a designated annual base salary and an annual bonus based on both the performance of HealthSouth and the officer’s personal performance. The annual base salaries are $600,000 for Mr. Snow, $475,000 for Mr. Workman, $363,000 for Mr. Markus, $350,000 for Mr. Doody, and $325,000 for Mr. Foxworthy. The agreements for Messrs. Snow, Workman, Markus, and Foxworthy provide for reimbursement of certain costs of relocating to Birmingham. The agreements for Messrs. Snow, Workman and Markus provide for signing bonuses of $100,000, $75,000, and $70,000, respectively.

The agreements for Messrs. Snow, Workman and Foxworthy state that 75,000 shares of restricted stock under HealthSouth’s 1998 Restricted Stock Plan vesting on June 30, 2007 will be granted to Mr. Snow, 27,500 shares of restricted stock under such plan vesting on September 20, 2007 will be granted to Mr. Workman and 30,000 shares of restricted stock under such plan vesting on March 1, 2008 will be granted to Mr. Foxworthy. Mr. Snow will also receive 105,000 shares of common stock under the 1998 Stock Option Plan, Mr. Workman will receive 55,000 shares under such plan, and Mr. Foxworthy will receive 65,000 shares under such plan. The exercise price of such options is market price as the date of grant and such options vest and become exercisable with respect to one-third of the shares on each of the first three anniversaries of the date of grant, provided such persons are employed by us on each date of vesting.

All of the agreements provide for three year terms, except Mr. Workman’s agreement renews for successive one-year terms unless terminated by either party on 90 days notice. If any agreement is terminated by us without cause, by the officer for good reason, or within 60 days following a change of control of HealthSouth, or by either party as a result of death or disability, the officer shall be entitled to receive certain benefits and severance payments. The severance payments due under these agreements include the executive’s base salary and certain health benefits for a period of 24 months following termination except for Mr. Markus, in which case the amount of the severance payments equals the base salary due for the number of months remaining in the agreement. The severance payment is equal to three months’ base salary in the case of death of an officer, and payments due to disability are generally to be paid based upon the term remaining in the agreement and the date the officer is eligible for disability payments under HealthSouth’s disability policy. The agreements allow the officer to receive reimbursement of certain relocation expenses in the case of Messrs. Snow, Markus, Workman and Foxworthy. In addition, the agreements for Messrs. Snow, Workman, Doody and Foxworthy provide for automatic vesting of restricted stock upon a change in control of HealthSouth.

If any agreement is terminated by us for cause or by the officer without good reason, the officer will receive any salary, bonus, or other payments due as of the date of termination, including any vested stock options and benefits to which the officer is entitled. Each agreement also contains certain non-competition and, in some cases, non-disclosure, provisions effective for certain periods after the officer’s employment terminates. For purposes of these agreements, the terms “cause,” “good reason,” and “change of control” are defined in ways substantially the same as the meanings given to such terms, as described above for Mr. Grinney, except that “good reason” is defined more narrowly to limit “good reason” primarily to breaches of the compensation, bonus, and benefit provisions of the agreement applicable to the officer.

Restricted Stock Agreements

On March 1, 2005, we granted 26,270 shares of restricted common stock to both Robert P. May and Joel C. Gordon pursuant to individual restricted stock agreements. Mr. May and Mr. Gordon were HealthSouth directors at the time of the restricted stock grants. Effective May 10, 2005, Mr. Gordon retired from service as a member of our board of directors pursuant to our mandatory director retirement policy. Consequently, the 26,270 shares of restricted stock granted to him vested and all restrictions upon transfer applicable to those shares terminated effective upon his retirement. Effective October 1, 2005, Mr. May voluntarily resigned from our board of directors. The 26,270 shares of restricted stock granted to him vested and all restrictions upon transfer applicable to those shares terminated, although Mr. May transferred a number of those shares to the company in order to pay applicable taxes.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2005, information concerning compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations, or expirations since that date. All share amounts and exercise prices have been adjusted to reflect stock splits that occurred after the date on which any particular underlying plan was adopted, to the extent applicable.

	Securities to be Issued Upon Exercise	Weighted Average Exercise Price	Securities Available for Future Issuance
Plans Approved by Stockholders	13,780,065	$6.65	4,962,354
Plans Not Approved by Stockholders	2,223,321	6.98	28,921,440

Total	16,003,386	$6.70	33,883,794

2002 Stock Option Plan

The 2002 Stock Option Plan (the “2002 Plan”) provides for the grant of options to purchase shares of our common stock to certain members of our board of directors, officers, and employees. The 2002 Plan provides for the granting of both incentive stock options and nonqualified stock options. The terms and conditions of the options, including exercise prices and the periods in which options are exercisable, generally are at the discretion of the Compensation Committee. However, no options are exercisable beyond ten years from the date of grant and granted options generally vest in periods of up to five years depending on the type of award granted.

2004 Amended and Restated Director Incentive Plan

The 2004 Amended and Rested Director Incentive Plan (the “2004 Plan”) provides for the grant of common stock, restricted awards of common stock and the right to receive awards of common stock to non-employee directors of HealthSouth. The 2004 Plan covers a maximum of 2,000,000 shares of our common stock. The 2004 Plan’s vesting provisions provide that one-third of the shares of restricted stock acquired under each grant shall vest, and thus the forfeiture provisions shall lapse, on January 1 of each year following the date of the grant.

Restrictions on transfer of the restricted shares apply during the course of the applicable director’s term and for a period of twelve months thereafter. Each of the vesting and holding provisions applicable to grants under the 2004 Plan are subject to the exceptions applicable to certain change in control events and the termination of the recipient’s service as a HealthSouth director. Subject to certain exceptions set forth in the 2004 Plan, awards are protected against dilution upon the issuance of stock dividends and in the event of a stock split, recapitalization or other major corporate restructuring and are forfeitable upon termination of the recipient’s services as a HealthSouth director. No award shall be granted under the 2004 Plan after the earliest of (1) March 31, 2008, (2) such time as all shares of common stock reserved for issuance under the 2004 Plan have been acquired through the issuance of Awards granted under the Plan or (3) such earlier time as our board of directors may determine. Awards granted under the 2004 Plan at the time of its termination shall continue in effect in accordance with its terms and conditions and those of the 2004 Plan.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan (the “2005 Plan”) is intended to replace our 1995 Stock Option Plan. The 2005 Plan provides for the grant of stock options, restricted stock, stock appreciation rights, deferred stock and other stock-based awards to directors, executives and other key employees of the company as determined by the board of directors or the Compensation Committee in accordance with the terms of the 2005 Plan and evidenced by an award agreement with each participant.

The 2005 Plan has a term of three years, unless terminated earlier by the board of directors. Any Awards outstanding under the 2005 Plan at the time of its termination will remain in effect in accordance with their terms. The aggregate number of shares of common stock available for issuance under the 2005 Plan is 22 million shares, subject to equitable adjustment upon a change in capitalization of the company or the occurrence of certain transactions affecting the common stock reserved for issuance under the 2005 Plan. Any awards under the 2005 Plan must have a purchase price or an exercise price not less than the fair market value of such shares of common stock on the date of grant. Unless otherwise determined by the board of directors or as provided in an award agreement, upon a Change in Control (as defined in the 2005 Plan) of the company, the vesting of all outstanding awards will accelerate.

Notwithstanding the foregoing, no option may be exercised and no shares of stock may be issuable pursuant to other Awards under the 2005 Plan until the company complies with its reporting and registration obligations under the federal securities laws, unless an exemption from registration is available with respect to such shares.

Key Executive Incentive Program

On November 17, 2005, the Special Committee approved, upon the recommendation of the Compensation Committee and our chief executive officer (who is not a participant), the HealthSouth Corporation Key Executive Incentive Program (the “Program”). The Program is a supplement to the company’s overall compensation program for executives and is intended to incentivize key senior executives with equity awards that vest and cash bonuses that are payable, in each case through January 2009.

Eight executive officers (each a “Key Executive” and, collectively, the “Key Executives”) are entitled to receive incentive awards under the Program. The eight Key Executives include the following Named Executive Officers: Michael D. Snow, Executive Vice President and Chief Operating Officer; John L. Workman, Executive Vice President and Chief Financial Officer; Gregory L. Doody, Executive Vice President, General Counsel and Secretary; and John Markus, Executive Vice President and Chief Compliance Officer. All other Key Executives in the Program are also executive officers of the Company.

The Key Executives will receive approximately 50% of their awards in equity and 50% in cash, except that Messrs. Snow and Workman will receive 60% of their awards in equity and 40% in cash. The equity component will be comprised of approximately one-third stock options and two-thirds restricted stock.

The equity awards, which were made on November 17, 2005, were one-time special equity grants. These awards are separate from, and in addition to, the normal equity grants awarded in March and generally are equivalent to the Key Executive’s normal annual grant. The equity awards granted to the Key Executives who are Named Executive Officers are as follows: Mr. Snow: 140,797 shares of restricted stock and 88,635 stock options; Mr. Workman: 119,617 shares of restricted stock and 75,301 stock options; Mr. Doody: 54,418 shares of restricted stock and 34,257 stock options; and Mr. Markus: 54,418 shares of restricted stock and 34,257 stock options. The stock options have an exercise price equal to $3.87 per share, the fair market value on the date of grant. The stock options and restricted stock will vest according to the following schedule: twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009.

The cash component of the award will be a one-time cash incentive payment payable twenty-five percent in January 2007, twenty-five percent in January 2008, and the remaining fifty percent in January 2009. This cash bonus will be equivalent to between approximately 80% and 110% of the Key Executive’s base salary. In order for each Key Executive to receive each installment of the cash award, he or she must be employed in good standing on a full-time basis at the time of each payment, and the company must have attained certain performance goals based on liquidity.

In order to implement the Program, the company intends to enter into individual award agreements with each of the Key Executives, setting forth the terms and conditions of the awards consistent with the description above.

The following table shows each grant of an award made to our Named Executive Officers under our incentive plans during the year ended December 31, 2005:

Name	Number of Securities Underlying Options Granted (#)	Exercise or Base Price ($/Sh)	Expiration Date	Number of Shares of Stock or Units Granted (#)	Vesting Date	Grant Date
Jay Grinney	650,000	5.37	3/23/2015	100,000	3/23/2008	3/23/2005

Michael D. Snow	140,000 88,635	5.37 3.87	3/23/2015 11/17/2015	100,000 140,797	3/23/2008 1/1/2007 (35,200) 1/1/2008 (35,199) 1/1/2009 (70,398)	3/23/2005 11/17/2005

John L. Workman	110,000 75,301	5.37 3.87	3/23/2015 11/17/2015	55,000 119,617	3/23/2008 1/1/2007 (29,905) 1/1/2008 (29,904) 1/1/2009 (59,808)	3/23/2005 11/17/2005

John Markus	65,000 34,257	5.37 3.87	3/23/2015 11/17/2015	30,000 54,418	3/23/2008 1/1/2007 (13,605) 1/1/2008 (13,604) 1/1/2009 (27,209)	3/23/2005 11/17/2005

Gregory L. Doody	65,000 34,257	5.37 3.87	3/23/2015 11/17/2015	30,000 54,418	3/23/2008 1/1/2007 (13,605) 1/1/2008 (13,604) 1/1/2009 (27,209)	3/23/2005 11/17/2005

Change in Control Benefits Plan

On November 4, 2005, the Special Committee approved, upon the recommendation of the Compensation Committee, the HealthSouth Corporation Change in Control Benefits Plan (the “Change in Control Plan”). Amounts payable under the Change in Control Plan are in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with HealthSouth. As a condition to receipt of any payment or benefits under the Change in Control Plan, participating employees, as designated by the chief executive officer (each a “Participant” and, collectively, “Participants”) must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with HealthSouth.

Under the Change in Control Plan, Participants are divided into three different tiers as designated by the Compensation Committee. Tier 1 is comprised of certain executive officers of HealthSouth; Tier 2 is comprised of HealthSouth’s division presidents and certain other officers of HealthSouth; and Tier 3 will be comprised of officers of the company subsequently determined. Upon the occurrence of a Change in Control, each outstanding option to purchase common stock of HealthSouth held by Participants will become automatically vested and exercisable and (1) in the case of all options outstanding as of November 4, 2005, will remain exercisable until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired; and (2) in the case of all options granted after November 4, 2005, shall remain exercisable for a period of (a) three years in the case of a Tier 1 Participant, (b) two years in the case of a Tier 2 Participant or (c) one year in the case of a Tier 3 Participant, beyond the date at which the option would have otherwise expired. In addition, the vesting restrictions on all other awards relating to HealthSouth’s common stock held by a Participant will immediately lapse and will, in the case of restricted stock units and stock appreciation rights, become immediately payable.

In the event that a Participant’s employment is terminated either (1) by the Participant for Good Reason (as defined in the Change in Control Plan) or (2) by HealthSouth without Cause (as defined in the Change in Control Plan) within twenty-four months following a Change in Control or within three months of a Potential Change in Control (as defined in the Change in Control Plan), then such Participant shall receive a lump sum severance payment in an amount equal to, for Tier 1 Participants, the sum of (a) the Participant’s highest annual salary in the three years preceding the termination date plus (b) the Participant’s highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger (together, the “CIC Payment”) multiplied by 2.99. Tier 2 Participants will be entitled to receive two times the CIC Payment, and Tier 3 Participants will be entitled to receive an amount equal to the CIC Payment. Participants also will be entitled to receive a lump sum payment equal to all unused vacation time accrued by such Participant as of the termination date under HealthSouth’s vacation policy, plus all accrued but unpaid compensation earned by such Participant as of the termination date.

Following a termination upon a Change in Control, each Participant will continue to be covered by those benefit plans (excluding disability) maintained by HealthSouth under which the Participant was covered immediately prior to termination (the “Continued Benefits”). The Change in Control Plan provides that Continued Benefits are to be provided to Tier 1 Participants for thirty-six months, to Tier 2 Participants for twenty-four months, and to Tier 3 Participants for twelve months. HealthSouth’s obligation to provide Continued Benefits will cease if and when a Participant becomes employed by a third party that provides the Participant with substantially comparable health and welfare benefits.

Deferred Compensation Plan

In 1997, our board of directors adopted an Executive Deferred Compensation Plan, which was suspended indefinitely on March 21, 2003. The plan allowed senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year), for a minimum of five years from the date such compensation would otherwise have been received. We hold amounts deferred pursuant to a “rabbi trust” arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody’s Average Corporate Bond Yield Index (the “Moody’s Rate”), as adjusted from time to time, or the Moody’s Rate plus 2% if a participant’s employment is terminated by reason of retirement, disability, or death or within 24 months of a change in control of HealthSouth. Amounts deferred may be withdrawn upon retirement, termination of employment, or death, upon a showing of financial hardship, or voluntarily with certain penalties.

Retirement Investment Plan

Effective January 1, 1990, we adopted the HealthSouth Retirement Investment Plan (the “401(k) Plan”), a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is open to all of our full-time and part-time employees who are at least 21 years of age and have completed 90 days of service with the company. Eligible employees may elect to participate in the Plan on the first day of the month following 90 days of employment.

Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Internal Revenue Code). The deferred amounts may be invested among various investment vehicles, which do not include HealthSouth common stock, managed by unrelated third parties. We will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant’s total compensation, with the matched amount also directed by the participant. Effective January 1, 2006, the 401(k) Plan was amended to relax certain participation requirements and to increase our matching contribution from 15% to 50% of the amount deferred by each participant, up to 4% of such participant’s total compensation.

2005 Senior Management Bonus Program

In 2005, we adopted the 2005 Senior Management Bonus Program to reward senior management for performance based on a combination of corporate goals, divisional or regional goals, and individual goals. The corporate goals were primary dependent upon the company achieving a predetermined financial goal. The divisional or regional goals were determined in accordance with the specific plans agreed upon between each division and our board of directors. The individual goals, which were weighted according to importance and included some objectives common to all eligible persons, were determined between each participant and his or her immediate supervisor. The program applied to persons who joined HealthSouth in, or were promoted to, senior management positions. In addition to assessing individual performance in relation to predetermined goals, the board, in its discretion, considered certain qualitative objectives for the purpose of increasing or reducing the actual bonus ultimately awarded.

The following table shows amounts awarded to our Named Executive Officers under the Senior Management Bonus Program for the year ended December 31, 2005.

Name	Target Bonus as a % of Salary	Bonus Range as a % of Salary	Target Bonus ($)	Maximum Bonus ($)	Actual Bonus ($)	Actual Bonus as a % of Salary
Jay Grinney	90%	0-180%	850,500	1,701,000	467,200	49%
Michael D. Snow	80%	0-160%	497,993	995,986	378,475	61%
John L. Workman	70%	0-140%	341,179	682,357	369,531	76%
John Markus	60%	0-120%	226,512	453,024	185,740	49%
Gregory L. Doody	60%	0-120%	218,400	439,800	229,088	63%

2006 Senior Management Bonus Program

Effective February 23, 2006, we adopted the 2006 Senior Management Bonus Program. Under the terms of this program, annual bonus awards are determined as a percentage of each Named Executive Officer’s base salary. The board of directors, with the advice of the Compensation Committee, determines the performance measures and other terms and conditions for the awards for Named Executive Officers covered under the program.

Under the program, the target bonus is established through an analysis of compensation for comparable positions in the health care industry and is intended to provide a competitive level of compensation when the Named Executive Officers achieve their performance objectives as approved by the Compensation Committee. The actual bonus award is determined according to each Named Executive Officer’s level of achievement against certain company fiscal, individual, and qualitative performance objectives. In 2006, the performance objectives for the named Executive Officers will generally include the following:

•	Company Fiscal Objectives – Financial objectives include EBITDA, margin rate, and remediation of material internal control weaknesses.

•	Individual Objectives – Each Named Executive Officer has between three and five individual objectives, weighted in accordance with importance.

•	Qualitative Objectives – Qualitative objectives, which may be considered at the discretion of the Compensation Committee, include HealthSouth achieving “current filer” status with the SEC, accomplishing certain objectives regarding our indebtedness, seeking relisting on a national securities exchange, resolving securities litigation, formalizing quality component of Compliance/Quality of Care Committee, enhancing our development function, and increasing stockholder value.

For each Named Executive Officer, specific objectives are weighted according to the extent to which each officer is responsible for delivering results on the objectives. In 2006, the target bonus and weightings assigned to the objectives for each Named Executive Officer are shown in the following table.

Target Bonus and Weightings Assigned in 2006 to Each

Performance Objective for the Named Executive Officers

	Target Bonus as a % of Salary	Company Fiscal Objectives(1)	Individual Objectives
President & CEO	90%	80%	20%
Chief Operating Officer	80%	70%	30%
Chief Financial Officer	70%	70%	30%
Chief Compliance Officer	60%	60%	40%
General Counsel	60%	60%	40%

(1)	Company fiscal objectives are weighted as follows: EBITDA (50%), margin rate (30%), and remediation of material weaknesses (20%).

In assessing performance against the company fiscal objectives, the Compensation Committee considers actual results against the specific financial objectives expressed as a weighted average. The following chart sets forth the general relationship between weighted average result and potential bonus pay out relative to company fiscal objectives. Bonus payout within weighted average result levels (e.g., between 100% and 105%) can be set as a range (e.g., between 100% and 125% of the target bonus).

Weighted Average Result	Maximum Bonus as a % of Target
>110%	150%
105%	125%
100%	100%
98 - 99%	80%
96 - 97%	60%
92 - 95%	50%
<92%	0%

After the weighted average result regarding company fiscal objectives is determined, the Compensation Committee will assess the Named Executive Officer’s performance against previously established individual objectives. In assessing performance against the individual objectives, the Compensation Committee considers actual results against the specific deliverables associated with each objective.

The Compensation Committee then determines an overall assessment for each Named Executive Officer by assessing the Named Executive Officer’s performance against previously established qualitative objectives and adjusting the bonus payout (up or down) as appropriate. If the weighted average result relative to company fiscal objectives is less than 92%, the maximum bonus payout a Named Executive Officer can receive relative to company fiscal objectives is 50% of the target bonus, even if all qualitative objectives are met. Our board of directors will make the final determination regarding bonuses to be paid under the 2006 Management Bonus Program, taking into account the recommendations of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our board of directors currently is comprised of Leo I. Higdon, Jr. (Chairman), Yvonne M. Curl, and L. Edward Shaw, Jr. None of the current members of our Compensation Committee is an officer or employee of HealthSouth. None of our current executive officers serves or has served as a member of the board of directors or compensation committee of any other company that had one or more executive officers serving as a member of our board of directors or Compensation Committee.

COMPANY STOCK PERFORMANCE

Set forth below is a line graph comparing the total returns of our common stock, the Standard & Poor’s 500 Index (“S&P 500”) and the Morgan Stanley Health Care Provider Index (“RXH”), an equal-dollar weighted index of 16 companies involved in the business of hospital management and medical/nursing services. The graph assumes $100 invested on December 31, 2000, in HealthSouth common stock and each of the indices. We did not pay dividends during that time period and do not plan to pay dividends.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of HealthSouth’s common stock.

Stockholder Return Comparison

* $100 INVESTED ON 12/31/00 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDED DECEMBER 31

	Base Period	Cumulative Total Return
Company/Index Name	12/00	12/01	12/02	12/03	12/04	12/05
HealthSouth Corporation	100.00	90.85	25.75	28.14	38.50	30.04
Standard & Poor’s 500 Index	100.00	86.96	66.64	84.22	91.79	94.55
Morgan Stanley Health Care Provider Index (“RHX”)	100.00	98.08	85.25	112.92	121.92	139.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our voting securities, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than:

•	compensation arrangements, which are described above; and

•	the transactions described below.

MedCenterDirect.Com, Inc.

Prior to ceasing operations in 2003, MedCenterDirect.com, Inc. (“MCD”) provided certain services to us relating to the purchase of equipment and supplies. As of December 31, 2002, which was the end of the last full year of MCD’s operations, we owned 20.2% of MCD’s equity securities on a fully diluted basis and Richard M. Scrushy indirectly (through an investment partnership and a charitable foundation) owned 20.6% of MCD’s equity securities on a fully diluted basis.

In 2001, we provided a guarantee for $20 million of MCD’s debt to UBS Warburg. In 2002, we advanced $9.2 million to MCD in the form of loan. In September 2003, UBS Warburg called its loan to MCD. We have recognized a liability under the terms of the guarantee as of September 30, 2003, but, as of December 31, 2004, we have not paid the amounts due under the terms of the guarantee to UBS Warburg.

Source Medical Solutions, Inc.

In April 2001, we established Source Medical Solutions, Inc. (“Source Medical”) to continue development and allow commercial marketing of a wireless clinical documentation system originally developed by HealthSouth. This proprietary software was referred to internally as “HCAP” and was later marketed by Source Medical under the name “TherapySource.” At the time of our initial investment, certain of our directors, executive officers, and employees also purchased shares of Source Medical’s common stock.

From 2000 through 2003, Source Medical was dependent on HealthSouth for the majority of its revenues and funding. We advanced approximately $125 million to Source Medical between 2001 and 2003 to continue to develop HCAP and to fund other operations and acquisitions. The majority of our loans and advances to Source Medical have been excused in debt restructuring agreements to facilitate recapitalization efforts. Our ownership has also been diluted to approximately 7% as part of these recapitalizations and to accommodate new investment from unrelated parties.

In connection with one of Source Medical’s acquisitions during 2001, HealthSouth guaranteed certain contingent payment obligations of Source Medical to the sellers of $6.0 million. We recorded an impairment charge in 2002 related to this note receivable from Source Medical. We have established an agreement with Source Medical requiring quarterly interest payments on this note. The note is due in full in April 2008 but is callable in August 2007.

In addition, during 2002, Source Medical borrowed $5.0 million for working capital from an unrelated third-party financial institution. HealthSouth guaranteed the loan. In March 2003, the loan was called, and we were required to pay $5.1 million to repay the loan, including interest, on behalf of Source Medical. In our 2002 consolidated financial statements, we accrued $5.1 million as an uncollectible amount due from Source Medical. In the fourth quarter of 2005, we received a $5.0 million payment from Source Medical related to this note.

We received approximately $1.0 million in interest payments throughout 2005 related to the two notes discussed above. From May 2003 to December 2004, Source Medical did not make interest payments on these two notes. This unpaid interest totaling $1.9 million is considered a separate note receivable from Source Medical, accrues additional interest at 4.75%, and is due to be repaid to us in April 2008. This note is also callable in August 2007.

We continue to lease HCAP software from Source Medical for approximately $4.3 million annually, and we remain a major customer of Source Medical. We paid Source Medical an additional $1.3 million in 2005 for custom software development, plus an additional $0.6 million for other miscellaneous services, including maintenance of certain software systems. We believe that the licensing terms are as favorable as we could have received from an unaffiliated third party.

Through December 2005, we held two of five seats on Source Medical’s board of directors. In December 2005, we gave up these seats but retained certain observation rights into Source Medical’s operations.

Stradis Medical

In 2005, we purchased $92,707 in medical supplies from Stradis Medical. Jeff Jacobs, who is the son-in-law of Joel C. Gordon (who served on our board of directors from 1996 to 2005), is the President of Stradis Medical.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Special Committee of the board of directors on December 17, 2003, available on the company’s website at www.healthsouth.com, under “About HealthSouth/Corporate Governance & Ethics”, which outlines the committee’s responsibilities. The board of directors has determined that each member of the committee is an independent director based on HealthSouth’s Corporate Governance Guidelines. Each member of the committee also satisfies the definition of independence for audit committee members contained in Rule 303.01 of the listing standards for the New York Stock Exchange and Rule 4200(a)(15) of the listing standards for the National Association of Securities Dealers, as well as the SEC’s additional independence requirement for audit committee members. In addition, the board of directors has determined that each of Edward A. Blechschmidt, Steven R. Berrard, and Donald L. Correll is an “audit committee financial expert” as defined by SEC rules.

The board of directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of HealthSouth. The Audit Committee’s purpose is to assist the board of directors in fulfilling its responsibilities to the company and its stockholders by overseeing the accounting and financial reporting processes of HealthSouth, the qualifications and selection of the independent registered public accounting firm engaged as HealthSouth’s independent registered public accounting firm, and the performance of HealthSouth’s Inspector General, internal auditors and independent registered public accounting firm.

The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent registered public accounting firm in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls (including internal control over financial reporting), for preparing financial statements, and for the public reporting process. PricewaterhouseCoopers LLP, HealthSouth’s independent registered public accounting firm for 2005, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles. In addition, PricewaterhouseCoopers LLP will express its own opinion on the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

With respect to the fiscal year ended December 31, 2005, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. Specifically, the committee, among other actions:

•	reviewed and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the company’s consolidated financial statements and related periodic reports filed with the SEC;

•	reviewed and held discussions with management, the internal auditors, and the independent registered public accounting firm regarding significant accounting policies applied by the company in its financial statements, as well as alternative treatments and risk assessment;

•	reviewed with management and the internal auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and discussed with the independent registered public accounting firm its audit of management’s assessment of internal controls over financial reporting;

•	reviewed with management, the internal auditors, and the independent registered public accounting firm, the audit scope and plan; and

•	met in periodic executive sessions with each of management, the internal auditors, and the independent registered public accounting firm.

As reported previously, on June 6, 2005, the SEC approved a settlement with the company relating to the action filed by the SEC on March 19, 2003 captioned SEC v. HealthSouth Corporation and Richard M. Scrushy, No. CV-03-J-0615-S (N.D. Ala.). That lawsuit alleged, among other things that HealthSouth and our former Chairman and Chief Executive Officer, Richard M. Scrushy, violated and/or aided and abetted violations of the antifraud, reporting, books-and-records, and internal controls provisions of the federal securities laws. In addition to the Audit Committee’s regular duties, during the course of the SEC’s investigation relating to the lawsuit, the committee exercised oversight of the company’s responses to the investigation and will oversee the company’s compliance with the terms of the SEC settlement.

Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management’s assessment of the company’s internal control over financial reporting and provided oversight to management during the process. The Audit Committee also provided oversight and reviewed with management the company’s completed, current and planned initiatives to remediate material weaknesses in the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited consolidated financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the company’s internal control over financial reporting, and PricewaterhouseCoopers LLP’s audit of the company’s internal control over financial reporting. The committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee recognizes the importance of maintaining the independence of the company’s independent registered public accounting firm, both in fact and appearance. Consistent with its charter, the committee has evaluated PricewaterhouseCoopers LLP’s qualifications, performance, and independence, including that of the lead audit partner. The committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate. The company’s preapproval policy is more fully described in this proxy statement under the caption “Principal Accountant Fees and Services.” The committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of PricewaterhouseCoopers LLP. In addition, PricewaterhouseCoopers LLP has provided the committee with the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has had discussions with PricewaterhouseCoopers LLP regarding its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements for the year ended December 31, 2005 and management’s assessment of the effectiveness of the company’s internal control over financial reporting as of December 31, 2005 be included in our Annual Report on Form 10-K for 2005 for filing with the SEC. The Audit Committee and the board of directors have selected PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2006.

Members of the Audit Committee

Edward A. Blechschmidt (Chairman)

Steven R. Berrard

Donald L. Correll

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of HealthSouth under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthSouth specifically incorporates the Audit Committee Report by reference therein.

Auditor Attendance at the Annual Meeting

Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will have the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of our board of directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. In accordance with our Audit Committee’s charter, our Audit Committee must approve, in advance of the service, all audit and permissible non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

The Audit Committee has established a policy regarding preapproval of all audit and permissible non-audit services provided by our independent registered public accounting firm, as well as all engagement fees and terms for our independent registered public accounting firm. Under the policy, the Audit Committee must approve annually a resolution setting forth the expected services to be rendered and fees to be charged by our independent registered public accounting firm during the year. The Audit Committee must approve, in advance, any services or fees exceeding preapproved levels. The Audit Committee has delegated general preapproval authority to a subcommittee of which the chairman of the Audit Committee is the only member. All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to specified officers who may determine whether such services are included within the list of preapproved services. All requests for services that have not been preapproved must be accompanied by a statement that the request is consistent with the independent registered public accounting firm’s independence from HealthSouth.

With respect to the audits for the years ended December 31, 2005 and 2004, the Audit Committee approved the audit services to be performed by PricewaterhouseCoopers LLP, as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to the Principal Accountant—2005

PricewaterhouseCoopers LLP was named our independent registered public accounting firm in May 2003. Prior to their appointment as our independent registered public accounting firm, our Special Audit Review Committee’s legal counsel engaged a forensic auditing team from PricewaterhouseCoopers LLP to assist in its investigation of accounting irregularities at HealthSouth and to consider any related matters that it concluded deserved review or comment.

Due to the timing of our filings and the related audits of our consolidated financial statements for the years ended December 31, 2004, 2003, and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000, approximately 87% of the amounts paid or accrued for the services of PricewaterhouseCoopers LLP in 2005 relate to the audits of our consolidated financial statements for the years ended December 31, 2004, 2003 and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000. The table below sets forth all fees paid or accrued for the services of PricewaterhouseCoopers LLP in 2005:

2005
(In Thousands)
Audit Fees(1)	$44,662
Audit-Related Fees	—

Total audit and audit-related fees	44,662
Tax Fees	—
All Other Fees(2)	343

Total Fees	$45,005

(1)	Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2005 and 2004, the audit of our consolidated financial statements for the years ended 2003 and 2002, and the re-audits for the years ended December 31, 2001 and 2000. It also includes fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.
(2)	All Other Fees – Represents fees for all other products and services provided by our independent registered public accounting firm that do not fall within the previous categories. More specifically, these fees include amounts paid to PricewaterhouseCoopers LLP for forensic audit services rendered to the Special Audit Review Committee as well as services provided by PricewaterhouseCoopers LLP to help us meet the requirements of the Independent Review Organization, as stipulated in the December 2004 Corporate Integrity Agreement.

Fees Paid to the Principal Accountant—2004

Due to the timing of our filings and the related audits of our consolidated financial statements for the years ended December 31, 2004, 2003, and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000, amounts paid or accrued for the services of PricewaterhouseCoopers LLP in 2004 primarily relate to the audits of our consolidated financial statements for the years ended December 31, 2003 and 2002, as well as the re-audits for the years ended December 31, 2001 and 2000. The table below sets forth all fees paid or accrued for the services of PricewaterhouseCoopers LLP in 2004:

2004
(In Thousands)
Audit Fees(1)	$31,963
Audit-Related Fees	—

Total audit and audit-related fees	31,963
Tax Fees	—
All Other Fees(2)	1,886

Total Fees	$33,849

(1)	Audit Fees – Represents aggregate fees paid or accrued for professional services rendered for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and 2002, and the re-audits for the years ended December 31, 2001, and 2000. It also includes fees for professional services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory engagements required by various partnership agreements or state and local laws in the jurisdictions in which we operate or manage facilities.
(2)	All Other Fees – Represents fees for all other products and services provided by our independent registered public accounting firm that do not fall within the previous categories. More specifically, these fees include amounts paid to PricewaterhouseCoopers LLP for forensic audit services rendered to the Special Audit Review Committee during its investigation.

OTHER BUSINESS

We know of no other matters to be submitted at the annual meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the annual meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended December 31, 2005 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our company website at www.healthsouth.com under the heading “About HealthSouth/Investor Relations.” Our Annual Report on Form 10-K is also available in print to stockholders without charge and upon request, addressed to HealthSouth Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: Secretary.

If you have any questions, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free:

888-750-5834

Banks and Brokers Call Collect:

212-750-5833

By Order of the Board of Directors,

Gregory L. Doody
Secretary April 17, 2006

Appendix A

CORPORATE GOVERNANCE GUIDELINES OF HEALTHSOUTH CORPORATION

Board Mission and Objectives

Board Mission Statement. The primary mission of the Board of Directors of HEALTHSOUTH Corporation (the “Company”) is to enable the Company to provide superior patient care and clinical outcomes, adhere to the laws of the jurisdictions where it operates, and maintain high ethical standards, and thereby to build long-term value for its stockholders.

Corporate Authority and Responsibility. The business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors may exercise that authority through delegation to committees of the Board of Directors and through the delegation of authority to the Company’s management, all in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company. The Board of Directors shall provide advice and counsel to management of the Company in carrying out management’s delegated responsibilities.

General Principles

Expectations for Directors. Each member of the Board of Directors of the Company shall:

•	Dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

•	Comply with the duties and responsibilities set forth herein and in the By-laws of the Company;

•	Comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded Delaware corporations; and

•	Adhere to the Company’s Standards of Business Conduct, including, but not limited to, the policies on conflicts of interest expressed therein.

Financial Literacy. Members of the Board of Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

Character of the Members of the Board of Directors. Members of the Board of Directors should be persons of good character and thus should possess all of the following personal characteristics:

•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

•	Accountability: Directors should be willing to be accountable for their decisions as directors;

•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

•	Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•	High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;

•	Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

•	Courage: Directors should possess the courage to express views openly, even in the face of opposition.

Board of Directors Composition and Selection; Independent Directors

Board of Directors Size. The Board of Directors of the Company shall, in accordance with the By-laws of the Company, determine the size of the Board of Directors which is optimal to allow the Board of Directors to operate in an effective fashion, to accomplish all of its goals and to fulfill all of its responsibilities. The Board of Directors of the Company believes that the size of the Board of Directors should generally be between eight (8) and twelve (12) members.

Selection of Members of the Board of Directors. The Board of Directors shall be elected in the manner provided in the By-laws of the Company. The Nominating / Corporate Governance Committee shall identify, and recommend to the Board of Directors, candidates who are qualified to become members of the Board of Directors in accordance with the policies and principles set forth in its charter, the By-laws of the Company, the Certificate of Incorporation of the Company and these guidelines.

Annual Meeting of Stockholders. The Board of Directors shall select, from among the candidates identified and recommended by the Nominating / Corporate Governance Committee, the slate of nominees for membership on the Board of Directors at each annual meeting of the Company’s stockholders. In accordance with the provisions of its charter, the Nominating / Corporate Governance Committee shall consider candidates recommended by stockholders in accordance with applicable law, rule or regulation.

Vacancies / New Positions. The Board of Directors may fill vacancies on the Board of Directors and newly-created positions on the Board of Directors resulting from any increase in the authorized number of Directors in the manner provided in the By-laws of the Company. Should the Board of Directors choose to fill such vacancies or newly-created positions, the Board of Directors shall select such Directors from among the candidates identified and recommended by the Nominating / Corporate Governance Committee.

Board of Directors Membership Criteria.

(a) The Nominating / Corporate Governance Committee shall assist the Board of Directors in determining the appropriate characteristics, skills and experience for the individual members of the Board of Directors and the Board of Directors as a whole.

(b) In evaluating the suitability of individual candidates and nominees, the Nominating / Corporate Governance Committee and the Board of Directors shall consider relevant factors, including, but not limited to:

•	A general understanding of marketing, finance, corporate strategy and other elements relevant to the operation of a large publicly-traded company in today’s business environment;

•	An understanding of the Company’s business;

•	Educational and professional background; and

•	Character.

(c) The Nominating / Corporate Governance Committee and the Board of Directors shall evaluate each individual candidate and nominee in the context of the Board of Directors as a whole, with the objective of recommending a slate of nominees who can best oversee the management of the business and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

(d) In determining whether to recommend a member of the Board of Directors for re-election, the Nominating / Corporate Governance Committee and the Board of Directors also shall consider such member’s past attendance at meetings and participation in, and contributions, to the activities of the Board of Directors.

Board of Directors Composition. Three-quarters (3/4) of the members of the Board of Directors must be “independent,” as affirmatively determined by the Board of Directors, which shall include an affirmative determination that each “independent” member of the Board of Directors has no material relationship with the Company (either directly or as a partner, significant shareholder or officer of an organization that has a relationship with the Company). This will not, however, prevent the Board of Directors from taking valid actions if, in accordance with the By-laws of the Company, there are fewer than the intended proportion of “independent” members of the Board of Directors. For purposes of these guidelines, a member of the Board of Directors may be considered independent if such member has not been employed by the Company within the last three (3) years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer) and:

•	Does not have an immediate family member that has been employed by the Company as an executive officer within the last three (3) years;

•	Has not received more than $100,000 in direct compensation from the Company within the last three (3) years other than for services as a member of the Board of Directors, interim Chairman of the Board of Directors or interim Chief Executive Officer;

•	Is not, and has not been within the last three (3) years, an executive officer or an employee of a significant customer or supplier of the Company;

•	Is not, and has not been within the last three (3) years, affiliated with or employed by the Company’s present or former internal or external auditor;

•	Is not affiliated with any not-for-profit entity which, in the business judgment of the Board of Directors, receives significant contributions from the Company;

•	Is not employed as an executive officer of a public company at which an executive officer of the Company serves as a member of such public company’s board of directors;

•	Has not had any of the relationships described above with any affiliate of the Company;

•	Is not a member of the immediate family of any individual, or have an immediate family member, with any of the relationships described in the bulleted paragraphs above; and

•	Has no other material relationship which, in the business judgment of the Board of Directors, would impair his or her ability to exercise independent judgment.

Notwithstanding the foregoing, each member of the Board of Directors must meet any mandatory qualifications for membership on the Board of Directors, and the Board of Directors, as a whole, must meet the minimum “independence” requirements, imposed by any exchange or market on which the Company’s common stock is listed (the “Exchange”) and any other laws and regulations applicable to the Company. Each member of the Board of Directors shall promptly advise the Chairman of the Board and the Nominating/Corporate Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by the Exchange, any other laws and regulations or these guidelines, including, but not limited to, such member’s “independence.”

Impairment of Independence. Each “independent” member of the Board of Directors shall promptly notify the Chairman of the Board of Directors if any actual or potential conflict of interest arises between such member and the Company which may impair such member’s independence. If a conflict exists and cannot be resolved, such member should submit to the Board of Directors written notification of such conflict of interest and an offer of resignation from the Board of Directors and each of the committees on which such member serves. The Board of Directors need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the Board of Directors to review the appropriateness of the continuation of such individual’s membership on the Board of Directors. In some cases, it may be appropriate for such member to be replaced as a member of one or more of the committees on which he or she serves but be retained as a member of the Board of Directors.

Related-Party Transactions. The Board of Directors shall consider, in consultation with the Nominating / Corporate Governance Committee, whether a transaction between a member of the Board of Directors and the Company presents any inappropriate conflicts of interest and/or impair the “independence” of any member of the Board of Directors.

New Directors and Continuing Education. Within the first ninety (90) days after election or appointment to the Board of Directors, each new member of the Board of Directors shall commence participation in a mandatory orientation program in which such new member will visit facilities representing all of the Company’s business lines and will have the opportunity to meet with corporate department heads, which orientation program shall be completed within the first one hundred eighty (180) days after election or appointment. In addition, the management of the Company shall provide new members of the Board of Directors with materials, briefings and educational opportunities to permit them to become familiar with the Company and to enable them to better perform their duties. In addition, from time to time on a continuing basis, all members of the Board of Directors shall receive additional materials, briefings and educational opportunities to enable them to remain current with matters within their purview.

Limitations on Service.

(a) The Board of Directors acknowledges that significant time is required to be a fully participating and effective member of the Board of Directors; therefore, the Board of Directors believes that:

•	Members of the Company’s management (other than the Chief Executive Officer) should not hold more than one (1) directorship of a public company other than the Company;

•	The Chief Executive Officer should not hold more than two (2) directorships of public companies other than the Company;

•	No member of the Board of Directors who is employed by a public company other than the Company on a full-time basis should hold more than three (3) directorships of public companies other than the Company;

•	No member of the Board of Directors should hold more than five (5) directorships of public companies other than the Company; and

•	No member of the Audit Committee should serve on the audit committee of more than three (3) public companies.

(b) The Board of Directors does not believe that its members should be prohibited from serving on boards of directors and/or committees of not-for-profit entities or organizations, and the Board of Directors has not adopted any guidelines limiting such activities; provided, however, that each member of the Board of Directors is responsible for ensuring that the time required by such activities is not detrimental to such member’s ability to fulfill the duties and responsibilities of membership on the Board of Directors. The Nominating/Corporate Governance Committee and the Board of Directors, however, will take into account the nature of, and time involved in, the service of a member of the Board of Directors to other entities and organizations in evaluating the suitability of individual members for service on the Board of Directors. Notwithstanding the foregoing, any service to other entities and organizations shall be consistent with the Company’s conflict of interest policies, as expressed in the Standards of Business Conduct, and all laws, rules and regulations applicable to the Company, including those of the Exchange and the Securities and Exchange Commission.

(c) Members of the Company’s management should obtain the approval of the Board of Directors, in consultation with the Nominating / Corporate Governance Committee, prior to accepting a new directorship of a public company. In considering whether to grant such approval, the Board of Directors and the Nominating / Corporate Governance Committee shall examine the proposed relationship for potential conflicts of interest.

(d) Members of the Board of Directors should notify the Nominating / Corporate Governance Committee prior to accepting a new directorship of a public company in order that the Nominating / Corporate Governance Committee, together with the Board of Directors, may examine the proposed relationship for potential conflicts of interest.

(e) The Board of Directors believes it is in the best interest of the Company to create an annual review process for the Board of Directors and its committees. Such annual review process will provide individual members with an assessment of the current performance of the Board of Directors and areas for potential improvement. Individual members of the Board of Directors are expected to use these reviews to assess their continuing roles on the Board of Directors.

(f) A member of the Company’s management serving on the Board of Directors who ceases to serve as a member of the Company’s management shall offer his or her resignation from the Board of Directors effective with the last date of employment. The Board of Directors need not accept such offer of resignation; however, generally, a member of the Company’s management shall not continue to serve as a member of the Board of Directors following such cessation.

(g) A member of the Board of Directors may not stand for election after age seventy-five (75) but need not resign until the end of his or her current term; however, the Board of Directors may, in its discretion, ask such a member of the Board of Directors to stand for election if the Board of Directors believes that such member of the Board of Directors will make significant contributions to the work of the Board of Directors.

(h) A member of the Board of Directors may not stand for election after serving on the Board of Directors for twelve (12) years; however, the Board of Directors may, in its discretion, ask such member of the Board of Directors to stand for election if the Board of Directors believes that such member of the Board of Directors will make significant contributions to the work of the Board of Directors.

Directors with Significant Job Changes. The Board of Directors should consider whether a significant change in the professional responsibilities of a member of the Board of Directors directly or indirectly impacts the ability of such member to fulfill his or her responsibilities as a member of the Board of Directors. Should any member of the Board of Directors experience a significant change in his or her professional responsibilities, such as ceasing to hold the business position that he or she held upon initial election to the Board of Directors, such member should submit to the Board of Directors written notification of such change and an offer of resignation from the Board of Directors and each of the committees on which such member serves. The Board of Directors need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the Board of Directors to review the appropriateness of the continuation of such individual’s membership on the Board of Directors. In some cases, it may be appropriate for such member to be replaced as a member of one or more of the committees on which he or she serves but be retained as a member of the Board of Directors.

Removal of Directors. The Board of Directors should consider whether certain events concerning violations of laws or regulations directly or indirectly impact the ability of a member of the Board of Directors to fulfill his or her responsibilities as a member of the Board of Directors. Such events include a member of the Board of Directors includes, but are not limited to:

•	Being indicted for, pleading guilty to or being found guilty of violating any state or federal securities law;

•	Admitting liability, or being found to have liability, for the violation of any state or federal securities law; and

•	Being identified as a “target” of any agency or instrumentality of any state or of the United States of America charged with the enforcement of state or federal securities laws.

Members of the Board of Directors should submit to the Board of Directors written notification of such event and an offer of resignation from the Board of Directors and each of the committees on which such member serves. The Board of Directors need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the Board of Directors to review the appropriateness of the continuation of such individual’s membership on the Board of Directors. In some cases, it may be appropriate for such member to be replaced as a member of one or more of the committees on which he or she serves but be retained as a member of the Board of Directors.

Conflicts of Interest. Members of the Board of Directors must recuse themselves from any discussion or decision that affects their personal, business or professional interest. The non-interested members of the Board of Directors shall consider and resolve any issues involving conflicts of interest of members of the Board of Directors.

Equity Ownership by Directors. Members of the Board of Directors are strongly encouraged to have meaningful equity ownership in the Company. In general, it is expected that within the later of three (3) years of the effective date of these guidelines or three (3) years after initial election or appointment to the Board of Directors, each member of the Board of Directors should own a minimum of $100,000 in common stock of the Company. Members of the Board of Directors are encouraged to achieve at least one-half (1/2) of such minimum ownership through the investment of their own funds rather than through the accumulation of equity-based compensation granted by the Company.

Chairman of the Board of Directors

Non-Executive Chairman. The Board of Directors shall, on at least an annual basis, select the Chairman of the Board of Directors from among the members of the Board of Directors who are determined by the Board of Directors to be “independent.” Such selection shall occur at the annual planning meeting of the Board of Directors. The Chairman of the Board of Directors shall be responsible for

•	Setting the agenda for, and presiding over, meetings of the Board of Directors at which the Chairman of the Board is present;

•	Coordinating the work of the committees of the Board of Directors;

•	Overseeing the distribution of materials to the members of the Board of Directors; and

•	Performing such other duties as the Board of Directors may from time to time delegate to assist the Board of Directors in the fulfillment of its duties.

In the event the Chairman of the Board of Directors ceases to be “independent,” the Board of Directors shall select another Chairman of the Board of Directors from among the members of the Board of Directors that are determined at that time by the Board of Directors to be “independent.” The Chairman of the Board of Directors may be removed as Chairman of the Board of Directors at any time by a majority of the members of the Board of Directors.

Resources of the Chairman of the Board. The Chairman of the Board of Directors will be provided adequate staff and resources, as determined by the Board of Directors, to discharge his or her duties.

Compensation of the Chairman of the Board. The Compensation Committee shall recommend, and the Board of Directors shall approve, the compensation for the Chairman of the Board of Directors, which compensation should reflect the commitment of time and energies necessary to properly discharge the duties of the Chairman of the Board of Directors while not compromising his or her independence.

Chairman Emeritus. The Board of Directors may designate one of its members or former members as Chairman Emeritus in recognition of such member’s, or former member’s, contribution to the Company. If the Chairman Emeritus is a member of the Board of Directors, he or she shall have all of the rights and responsibilities of other members of the Board of Directors. If the Chairman Emeritus is not a member of the

Board of Directors, he or she shall not be entitled to vote on any matters before the Board of Directors, but may, unless otherwise determined by the Board of Directors, attend the meetings of the Board of Directors and provide his or her advice and counsel to the Board of Directors. The Board of Directors may provide the Chairman Emeritus with compensation which it deems appropriate.

Board of Directors Meetings; Involvement of Senior Management

Board of Directors Meetings—Agenda. The Chairman of the Board of Directors will set the agenda for each meeting of the Board of Directors and, to the extent practicable, will distribute an agenda for each meeting of the Board of Directors to each member of the Board of Directors in advance of such meeting. In the event the Chairman of the Board of Directors is not present at a meeting, the “independent” members of the Board of Directors may select a member of the Board of Directors to preside at such meeting. In such event, such presiding member of the Board of Directors shall set the agenda for such meeting.

For regularly scheduled meetings of the Board of Directors, an agenda and supporting documentation should ordinarily be distributed seven (7) days prior to the date of the meeting. Each member of the Board of Directors is encouraged to suggest for inclusion on the agenda any items which such members feels bears consideration by the Board of Directors.

Number of Meetings. It is the objective of the Board of Directors to have at least eight (8) regularly scheduled meetings each year. Additional unscheduled meetings of the Board of Directors may be called by the Chairman of the Board or a majority of the other members of the Board of Directors upon the giving of the notice required under the By-laws of the Company to address specific requirements or needs of the Company. The Board of Directors is encouraged to plan meetings such that the members of the Board of Directors may conveniently visit facilities of the Company in conjunction with such meetings.

Annual Planning Session. The Board of Directors will review the Company’s long-term strategic plan and the principal issues facing the Company at a minimum of at least one (1) meeting per year.

Advance Distribution of Materials. All materials, information and data that is relevant to the understanding by the members of the Board of Directors of matters to be discussed at its meetings, where feasible, should be distributed, either electronically or in writing, to all members of the Board of Directors in advance of the meeting. Such materials, information and data shall be distributed in a manner that, considering the complexity of the materials, information and data, will provide each member of the Board of Directors with a reasonable opportunity to review the materials, information and data. It is acknowledged that, in some situations, exigent circumstances or the need to protect confidential and proprietary information may make it impracticable to provide information in advance of a meeting, in which case adequate time shall be provided at such meeting for review and discussion of information not provided in advance.

Access to Management and Independent Advisors.

(a) The Board of Directors, its committees and its members shall have access to any member of the management of the Company to discuss any subject that the Board of Directors, its committees or its members desires. Any meetings or contacts which the Board of Directors, its committees or its members desires to initiate with any member of the Company’s management may be arranged through the Chief Executive Officer or the Secretary or directly by the Board of Directors, its committees or its members. Any such contact should not be disruptive to the operations of the Company. The Secretary will advise the Board of Directors on appropriate procedures for the conduct of meetings and on corporate governance matters, and all members of the Board of Directors shall have access to his or her advice and services. The members of the Board of Directors are encouraged to visit facilities of the Company in connection with meetings of the Board of Directors and otherwise.

(b) The Board of Directors and its committees may rely upon the advice of outside advisors and shall be protected in so relying to the extent provided by applicable law. The Board of Directors and each of its committees shall have the power and authority to engage outside advisers (including counsel) as they deem necessary or appropriate, without consulting, or obtaining the approval of, any members of the Company’s management.

(c) The Board of Directors must assess the qualifications of, and the processes employed by, those upon whom it relies and should hold such advisors accountable for their decisions and recommendations.

Responsibilities of Board of Directors.

(a) Directors are expected to attend all regularly scheduled meetings and other meetings for which reasonable advance notice is given, unless prevented by exigent circumstances, and to have, prior to the meetings, reviewed all materials, information and data distributed to them in advance. Where it is impracticable to give reasonable advance notice of meetings, Directors are expected to use reasonable efforts to attend and participate in such meetings

(b) Directors are expected to understand, and comply with, all the duties of care, loyalty and confidentiality applicable to directors.

Executive Sessions of Non-Management Directors

Meetings of Non-Management and Independent Directors. At each regularly scheduled meeting of the Board of Directors, the members of the Board of Directors that are not also members of the Company’s management (the “Non-Management Directors”) shall meet in scheduled executive sessions without the participation of the members of the Board of Directors who are also members of the Company’s management (the “Management Directors”). The Non-Management Directors also may hold such executive sessions which are not scheduled in conjunction with regularly scheduled meetings of the full Board of Directors. At such meetings, the Non-Management Directors shall review matters concerning the relationship of the Board of Directors with the Company’s management, including the Management Directors, and such other matters as Non-Management Directors may deem appropriate. The Board of Directors shall not take formal action at such settings, but the participating directors may make recommendations for consideration by the full Board of Directors. At least once each year, the “independent” members of the Board of Directors shall meet in executive session.

Performance Evaluation; Succession Planning

Annual Evaluation of the Chief Executive Officer. The Compensation Committee of the Board of Directors shall review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, conduct an annual review and evaluation of the performance of the Chief Executive Officer in light of those goals and objectives, with input from the other members of the Board of Directors, and propose to the Board of Directors the compensation level of the Chief Executive Officer based on such evaluation. The Compensation Committee shall take into account any recommendations of the Board of Directors regarding such review and evaluation process and the specific criteria on which the performance of the Chief Executive Officer is evaluated.

Succession Planning. As part of the annual Chief Executive Officer evaluation process, the Board of Directors, or a committee of the Board of Directors, shall work with the Chairman of the Board and the Chief Executive Officer to plan for Chief Executive Officer succession, as well as to develop plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

Evaluation of the Board of Directors. The Board of Directors, in consultation with the Nominating / Corporate Governance Committee, shall conduct an annual evaluation of the Board of Directors to determine whether it and its committees are composed appropriately and functioning effectively. This evaluation shall include an assessment of such factors as experience, integrity, competence, diversity, skills, dedication and equity ownership in the context of the Board of Directors as a whole.

Compensation

Compensation Review.

(a) The Compensation Committee will annually review, and, when it deems appropriate, recommend to the Board of Directors changes in, compensation and benefits of the members of the Board of Directors. In making its recommendations, the Compensation Committee may seek the advice of outside counsel and advisors to assure that its director compensation is fair and equitable and enables the Company to attract qualified members to its Board of Directors.

(b) Compensation paid to Non-Management Directors for service to the Board of Directors shall be fixed annually by the Board of Directors and shall be competitive and recognize the significant commitment required for service as a member of the Board of Directors.

(c) The Board of Directors may establish additional compensation for Non-Management Directors who serve on specific committees of the Board of Directors, where the Board of Directors determines that such additional compensation is appropriate to reflect the additional responsibilities associated with service on such committees.

(d) As compensation for their services on the Board of Directors, members of the Board of Directors shall be paid an annual base retainer in a combination of cash and equity-based compensation, as determined by the Board of Directors, in consultation with the Compensation Committee. The balance of the compensation paid to members of the Board of Directors may be paid in cash or equity-based compensation, at the direction of the individual members of the Board of Directors.

(e) No Non-Management Director shall be entitled to any pension or similar benefit solely as a result of his or her service as a member of the Board of Directors.

Committees

Board Committees. The Board of Directors currently has four (4) standing committees, each of which is to be chaired by a member of the Board of Directors that is “independent.” The standing committees are as follows:

•	The Audit Committee, which is, among other things, responsible for reviewing all reports made by auditors and monitoring internal controls;

•	The Compensation Committee, which is, among other things, responsible for reviewing compensation programs and administering stock option plans;

•	The Corporate Compliance Committee, which is responsible for establishing and reviewing the Company’s Corporate Compliance Program and Standards of Business Conducting and otherwise ensuring that the Company conducts its operations in compliance with federal, state and local laws and regulations; and

•	The Nominating/Corporate Governance Committee, which is, among other things, responsible for proposing and recommending to the Board of Directors potential candidates for membership on the Board of Directors.

The Board of Directors may establish new committees or, except as otherwise required by law, regulation or listing standards of the Exchange, eliminate or combine existing committees or modify their duties and responsibilities as it deems advisable for purposes of fulfilling its duties and responsibilities. To the extent required by law or the Exchange listing standards, such committees will be chaired by and entirely composed of members of the Board of Directors who are “independent,” and unless otherwise determined by the Board of Directors, all such committees will include a majority of members of the Board of Directors who are “independent.”

Charters. Each of the standing committees of the Board of Directors shall have its own charter setting forth the purposes, goals and responsibilities of the committee as well as qualifications for committee membership, procedures for committee member appointment and removal and committee structure and operation. Such charters shall be approved by the Board of Directors and shall comply with all applicable laws, rules and regulations.

Composition of Committees; Committee Chairpersons. The Board of Directors shall select the members of each committee and a chairperson for each committee, upon the recommendation of the Nominating / Corporate Governance Committee, taking into account specific committee duties and responsibilities and the experience and qualifications of the proposed members and giving due consideration to recommendations by the Chairman of the Board with respect to such selections. The members of each of the committees must meet the qualifications for membership on such committees as set forth in the charter for such committees and as may be required under any laws, rules or regulations applicable to the Company. The committee chairperson, in consultation with the members of the committee, will determine the frequency and length of the committee meetings, consistent with any requirements set forth in the committee’s charter. The chairperson, in consultation with the members of the committee, will develop the agenda for the committee meetings.

Standards of Business Conduct and Ethics

Standards of Business Conduct. The Board of Directors has established and is responsible for maintaining the Company’s Standards of Business Conduct, which cover, among other things, the Company’s policies concerning:

•	Conflicts of interest;

•	Corporate opportunities;

•	Confidentiality;

•	Fair dealing;

•	Protection and proper use of Company assets;

•	Compliance with laws, rules and regulations (including insider trading laws); and

•	Encouraging the reporting of any illegal or unethical behavior.

The Board of Directors, with advice and recommendations from the Corporate Compliance Committee, will periodically review and evaluate the Standards of Business Conduct and make such changes therein as it finds to be necessary or appropriate.

Waivers of Standards of Business Conduct. Any waivers of any provisions of the Standards of Business Conduct for members of the Board of Directors or executive officers may be made only by the Board of Directors or a committee to which the Board of Directors has delegated such authority, and any such waivers shall be timely reported or disclosed in such manner as may be required by the Securities and Exchange Commission or the Exchange.

Certain Particular Matters. Without limiting the generality of the foregoing, the following are prohibited unless expressly approved in advance by the Board of Directors (with any interested member of the Board of Directors abstaining):

(a)	Any commercial transaction between the Company and any entity in which a member of the Board of Directors or executive officer or any immediate family member of a member of the Board of Director or executive officer has a material direct or indirect interest.

(b)	Employment by the Company of any sibling, spouse or child of a member of the Board of Directors or executive officer, other than as expressly permitted by the Company’s then-current employment policies and procedures.

(c)	Any direct or indirect investment or other economic participation by any member of the Board of Directors or executive officer or any immediate family member of a member of the Board of Directors or executive officer in any entity (other than a publicly traded entity) in which the Company has any direct or indirect investment or other economic interest.

Any situation which would not be permitted under this section but which is in existence on the effective date of these guidelines shall be reviewed by the Board of Directors (with any interested Director abstaining) and shall be discontinued within a reasonable time period if so determined by the Board of Directors.

Communications with the Media

The Board of Directors believes that the Company’s management and the Chairman of the Board speak for the Company. In order to ensure compliance with applicable securities laws and to avoid the potential detriment to the interests of the Company and its stockholders and other constituencies that could result from inconsistent communications, the members of the Board of Directors will not respond to media inquiries or make statements to the media regarding the Company and its business without consultation with, and approval by, the Chairman of the Board or the Board of Directors.

Date of Adoption

These amended guidelines were adopted by the Board of Directors effective December 17, 2003.

Compliance

The Board of Directors, as a whole, and each of the individual members of the Board of Directors shall be in compliance with the provisions of these guidelines no later than August 31, 2004.

Acceptance

Each member of the Board of Directors elected or appointed to the Board of Directors following the adoption of these amended guidelines must acknowledge receipt of, and agree to be bound by the terms of, these guidelines by written instrument.

			Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1. Proposal 1. Election of nine (9) directors to serve on our board of directors. Nominees:

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proxy materials, investment plan statements, tax documents and more. Simply

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01 Edward A. Blechschmidt, 02 Donald L. Correll, 03 Yvonne M. Curl, 04 Charles M. Elson, 05 Jay Grinney, 06 Jon F. Hanson, 07 Leo I. Higdon, Jr., 08 John E. Maupin, Jr., 09 L. Edward Shaw, Jr.	FOR all nominees listed (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed
	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box and write the nominee’s name in the space provided below.)

This proxy, when properly executed, will be voted in the manner directed below. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of HealthSouth Corporation’s Annual Report for the fiscal year ended December 31, 2005, and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature	Signature	Date: , 2006

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney, or fiduciary, indicate the capacity in which you are signing.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 17, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hlsh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET,

PLEASE DO NOT MAIL YOUR PROXY CARD.

PROXY CARD

HEALTHSOUTH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory L. Doody and John L. Workman, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of HealthSouth Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of HealthSouth Corporation to be held on Thursday, May 18, 2006, at 2:00 p.m., local time, at One HealthSouth Parkway, Birmingham, Alabama and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted “FOR” all nominees listed in Proposal 1. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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